The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-201420

Subject to Completion, dated May 4, 2016

PROSPECTUS SUPPLEMENT
(To prospectus dated March 27, 2015)

2,250,000 Shares

Common Stock

We are selling 2,250,000 shares of common stock. Our common stock is listed on the New York Stock Exchange under the symbol “ADC.” The last reported sale price of our common stock on May 3, 2016 was $40.10 per share.

To preserve our status as a real estate investment trust (“REIT”) for federal income tax purposes, we impose certain restrictions on the ownership of our stock. See “Description of Common Stock—Restrictions on Ownership and Transfer” in this prospectus supplement and the accompanying prospectus.

Investment in our common stock involves risks. You should consider the risks that we have described in “Risk Factors” beginning on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus, as well as those described in our most recent annual report on Form 10-K and the other reports we file with the Securities and Exchange Commission, before buying shares of our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

The underwriters have the option to purchase up to an additional 337,500 shares of common stock from us at the public offering price, less the underwriting discount and less any dividends or distributions payable on the shares initially purchased by the underwriters but not payable on such option shares, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or before May   , 2016.

RAYMOND JAMES	JEFFERIES	WELLS FARGO SECURITIES

The date of this prospectus supplement is May   , 2016.

Prospectus Supplement

Prospectus

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in those documents. When we deliver this prospectus supplement and accompanying prospectus or make a sale pursuant to this prospectus supplement and accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement, which adds, changes or updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus, is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in the accompanying prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in the accompanying prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference herein and therein. If there is an inconsistency between the information in this prospectus supplement, on the one hand, and the accompanying prospectus or in a filing we made with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof, on the other hand, you should rely on the information in this prospectus supplement. You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

S-ii

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our securities.

Unless otherwise indicated or the context requires otherwise, in this prospectus supplement and the accompanying prospectus references to “our company,” “we,” “us,” and “our” refer to Agree Realty Corporation, a Maryland corporation, and its consolidated subsidiaries, including Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and its direct and indirect subsidiaries on a consolidated basis.

Our Company

We are a fully-integrated, self-administered and self-managed REIT primarily engaged in the ownership, acquisition, development and management of retail properties net leased to industry leading tenants. As of March 31, 2016, our portfolio consisted of 291 properties located in 42 states and totaling approximately 5.4 million square feet of gross leasable area.

As of March 31, 2016, our portfolio was approximately 99.5% leased and had a weighted average remaining lease term of approximately 11.2 years. In addition, as of March 31, 2016, substantially all of our annualized base rent was derived from national and large regional retail tenants and approximately 50.3% of our annualized base rent was derived from tenants with an investment grade credit rating or whose parents have an investment grade credit rating. Substantially all of our tenants are subject to net lease agreements. A net lease typically requires the tenant to be responsible for minimum monthly rent and property operating expenses, including property taxes, insurance and maintenance.

Our assets are held by, and all of our operations are conducted through, directly or indirectly, the Operating Partnership, of which we are the sole general partner and in which we held an approximate 98.4% interest as of March 31, 2016. Under the partnership agreement of the Operating Partnership, we, as the sole general partner, have exclusive responsibility and discretion in the management and control of the Operating Partnership.

We were incorporated in December 1993 under the laws of the State of Maryland. We believe that we have operated, and we intend to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). In order to maintain our qualification as a REIT, we must, among other things, distribute at least 90% of our REIT taxable income each year and meet asset and income tests. Additionally, our charter limits ownership of our company, directly or constructively, by any single person to 9.8% of the value of our outstanding common stock and preferred stock, subject to certain exceptions. As a REIT, we are not subject to federal income tax with respect to that portion of our income that is distributed currently to our stockholders.

Our headquarters are located at 70 E. Long Lake Road, Bloomfield Hills, MI 48304 and our telephone number is (248) 737-4190. Our website is www.agreerealty.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

Recent Developments

Investment Activities

Since March 31, 2016, we have acquired or completed development of ten properties for an aggregate investment of approximately $30.5 million. These properties are located in four states,

leased to four tenants operating in the automotive service, convenience store, discount and specialty retail sectors and have a weighted-average remaining lease term of 18.1 years.

In the ordinary course of our business, we continually evaluate properties for acquisition. As of May 4, 2016, we are party to (i) 6 purchase and sale agreements for the acquisition of 26 properties for an aggregate purchase price of approximately $117.8 million and (ii) 9 letters of intent for the acquisition of 9 properties for an aggregate purchase price of approximately $52.7 million. These properties currently are leased to industry leading retailers operating in a number of sectors, including home improvement, grocery, automotive service, general merchandise, crafts and hobbies, quick service restaurant, specialty retail, convenience store, apparel, discount and financial services sectors. We are in various stages of due diligence and underwriting with respect to these investment opportunities and each is subject to typical outstanding conditions including, in the case of the properties under contract, customary conditions related to closing, and in the case of properties subject to letters of intent, the negotiation and execution of definitive purchase and sale agreements, as well as customary conditions related to closing. We can make no assurance that we will consummate any particular transaction or, if we do, what the terms or timing of any contemplated transaction will be.

Furthermore, we continually evaluate properties for development and redevelopment. As of May 4, 2016, we were party to (i) 11 development or redevelopment agreements for the development or redevelopment of 11 properties for an aggregate investment value of approximately $24.7 million and (ii) 2 letters of intent for the development or redevelopment of 2 properties with an aggregate investment value of approximately $5.6 million. These anticipated projects are on behalf of industry leading retailers operating in a number of sectors, including home improvement, automotive service, quick service restaurant, convenience store and specialty retail sectors. We are in various stages of due diligence and underwriting with respect to these investment opportunities and each is subject to typical conditions including, in the case of the properties under contract, customary conditions related to closing, and in the case of properties subject to letters of intent, the negotiation and execution of definitive leases and/or purchase and sale agreements, as well as customary conditions related to closing. We can make no assurance that we will consummate any particular transaction or, if we do, what the terms or timing of any contemplated transaction will be.

Charter Amendment

At our 2016 annual meeting of stockholders held on May 2, 2016, our stockholders approved amendments to our charter to (i) increase the number of authorized shares of our common stock from 28 million shares to 45 million shares, and (ii) provide that our board of directors may not classify or reclassify any authorized but unissued shares of our common stock into shares of our preferred stock or any class or series thereof.

Dividends

On May 2, 2016, we declared a dividend to our common stockholders of record as of June 30, 2016 of $0.48 per share, payable on July 15, 2016.

RISK FACTORS

Investing in our common stock involves risks. Before purchasing the common stock offered by this prospectus supplement you should carefully consider the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus that we file with the SEC. For a description of these reports and documents, and for information about where you can find them, see “Incorporation of Certain Documents by Reference” in this prospectus supplement. The risks and uncertainties we discuss in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect the Company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

Additional Risks Relating to this Offering

We cannot assure you that the proposed acquisitions will be completed on a timely basis or at all.

Our proposed acquisitions may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including the failure of the parties to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing of the proposed acquisitions will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the proposed acquisitions. We have incurred significant expenses in connection with the proposed acquisitions and delays in closing the acquisitions or the failure to close the acquisitions at all may result in our incurring significant additional costs in connection with such delay or termination of the purchase agreements, including the payment by us of certain costs, including the potential forfeiture by us, under certain circumstances, of a deposit. If we do not close the proposed acquisitions, we will have no designated use for a portion of the proceeds from this offering, which could result in significant dilution to our stockholders and adversely affect the trading price of our common stock.

The proposed acquisitions may not achieve their intended benefits.

There can be no assurance that we will be able to successfully realize the expected benefits of the proposed acquisitions, including acquisitions in our current pipeline. Our ability to realize the anticipated benefits of the proposed acquisitions will depend, in part, on our ability to integrate the acquired properties with our existing business. Integrating new properties and leveraging our existing property management platform to service these new properties and tenants will require significant time and focus from our management team and may divert attention from the day-to-day operations of the combined business, which could delay the achievement of our broader strategic objectives. In addition, the acquisition of new properties and the integration of these new properties into our existing business may result in material unanticipated problems, expenses and liabilities as a result of a number of factors, including:

•	market conditions in the markets that the newly acquired properties are located may result in higher than expected vacancy rates and lower than expected rental rates;
•	the newly acquired properties may be subject to reassessment, which may result in higher than expected tax payments; and
•	we may have underestimated the costs to make any necessary improvements to the newly acquired properties.

Many of these risks will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenue and diversion of our management’s time and energy, which would adversely affect our business, financial condition, results of operations and/or cash flows.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending another use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. Additionally, investors purchasing common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference each contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act). Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “will,” “seek,” “could,” “project,” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to:

•	the factors included in our Annual Report on Form 10-K filed with the SEC on March 11, 2016, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”
•	global and national economic conditions and changes in general economic, financial and real estate market conditions;
•	changes in our business strategy;
•	risks that our acquisition and development projects will fail to perform as expected;
•	the potential need to fund improvements or other capital expenditures out of operating cash flow;
•	financing risks, such as the inability to obtain debt or equity financing on favorable terms or at all;
•	the level and volatility of interest rates;
•	our ability to re-lease space as leases expire;
•	loss or bankruptcy of one or more of our major tenants;
•	a failure of our properties to generate additional income to offset increases in operating expenses;
•	our ability to maintain our qualification as a REIT for federal income tax purposes and the limitations imposed on our business by our status as a REIT; and
•	legislative or regulatory changes, including changes to laws governing REITs.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K, as updated by our future filings.

USE OF PROCEEDS

We estimate that our net proceeds from this offering, after deducting estimated offering expenses payable by us, will be approximately $     million (approximately $     million if the underwriters exercise their option to purchase additional shares in full). We intend to use the net proceeds of this offering to reduce amounts outstanding under our existing $150 million unsecured revolving credit facility (the “credit facility”) with PNC Bank, National Association and certain other lenders, to fund property acquisitions and development activity, for working capital and for general corporate purposes.

As of May 3, 2016, the principal amount outstanding under the credit facility was approximately $98 million with a weighted average interest rate of 1.79%. The credit facility matures on July 21, 2018, subject to a one-year extension option that we may exercise at our option, pursuant to certain customary conditions. We may use proceeds from borrowings under the credit facility to repay other outstanding debt, to fund our property acquisitions and development activity, and for working capital and other general corporate purposes.

Pending application of the net proceeds from this offering as described above, we may invest such proceeds in short-term, interest bearing investments that are consistent with our intention to continue to qualify as a REIT.

DESCRIPTION OF COMMON STOCK

At our 2015 annual meeting of stockholders held on May 4, 2015, our stockholders approved amendments to our charter that had the effect of (i) deleting an ownership limitation of 24% of our capital stock that had previously applied to certain founders of our company and their families and (ii) providing for an aggregate stock ownership limit of 9.8% (in value) of the aggregate outstanding shares of our capital stock and a common stock ownership limit of 9.8% (in value or in number of shares, whichever is more restrictive), of the aggregate outstanding shares of our common stock. As a result, the 9.8% ownership limits apply to all stockholders, other than those who have received ownership waivers from, and those for whom an excepted holder limit has been established by, our board of directors. The amendments also provide for an automatic transfer of shares to a charitable trust in the event a purported violation of our ownership limitations has been made. The amendments also made certain conforming, technical and other changes to our charter that we believe result in the ownership and transfer restrictions set forth in our charter being similar in most material respects to the restrictions on ownership and transfer that are now typically contained in the charters of many publicly traded REITs. Included in those technical changes is the elimination of the concept of “excess stock,” which is no longer required as a result of the other changes relating to the ownership and transfer restrictions set forth in our charter, including the elimination of all 8,000,000 shares of excess stock that were authorized for issuance under our charter.

Furthermore, at our 2016 annual meeting of stockholders held on May 2, 2016, our stockholders approved amendments to our charter to (i) increase the number of authorized shares of our common stock from 28 million shares to 45 million shares, and (ii) provide that our board of directors may not classify or reclassify any authorized but unissued shares of our common stock into shares of our preferred stock or any class or series thereof.

The description below takes into account these amendments to our charter and updates and supersedes the subsections entitled “General” and “Restrictions on Ownership and Transfer” set forth under the heading “Description of Common Stock” in the accompanying prospectus. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our bylaws and our charter as amended by that certain amendment filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 6, 2015 and that certain amendment filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 3, 2016. See “Where You Can Find More Information” in the accompanying prospectus.

General

We have the authority to issue 49,000,000 shares of capital stock, par value $.0001 per share, of which 45,000,000 shares are classified as shares of common stock, par value $.0001 per share, and 4,000,000 shares are classified as shares of preferred stock, par value $.0001 per share. Of our preferred stock, 200,000 shares are designated as Series A Junior Participating Preferred Stock, and 3,800,000 shares are undesignated. As of May 3, 2016, we had outstanding 20,762,843 shares of common stock and no shares of preferred stock.

The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our preferred stock or upon the exercise of common stock warrants issued by us. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

Subject to preferential rights with respect to any outstanding preferred stock, holders of our common stock will be entitled to receive dividends when, as and if authorized by our board of directors and declared by us, out of assets legally available therefor. Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock. The common stock will possess voting rights in the election of directors and in respect of certain other corporate matters, with each share entitling the holder thereof to one vote. Holders of shares of common stock will not have cumulative voting rights in the election of directors. The shares of common stock are not convertible into any other class or series of stock. Holders of shares of common stock will not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date. The common stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and will not be subject to preemptive or similar rights. The common stock is listed on the NYSE under the symbol “ADC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, not more than 50% of the value of our issued and outstanding Equity Stock (as defined below) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Equity Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Our charter contains restrictions on the ownership and transfer of shares of Equity Stock to enable us to qualify as a REIT.

Subject to certain exceptions specified in our charter, our charter provides that no holder, other than an excepted holder, may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or more than 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of our stock (collectively, the “Equity Stock”). We refer to each of these restrictions as an “Ownership Limit” and collectively as the “Ownership Limits”. Our board of directors may, in its sole and absolute discretion, prospectively or retroactively, waive either or both of the Ownership Limits with respect to a particular stockholder or establish a different limit on ownership (an “excepted holder limit”), which excepted holder limit is subject to adjustment from time to time, if our board of directors makes certain determinations set forth in our charter. As a condition of any such exemption, our board of directors may require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel satisfactory to our board of directors in its sole and absolute discretion, as specified in our charter, in order to determine or ensure our status as a REIT, or such representations and/or undertakings from the person requesting the waiver as our board of directors may require in its sole and absolute discretion to make such determinations. Notwithstanding the receipt of any such ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such an exception. Subject to the provisions of our charter, our charter provides that an underwriter or placement agent that participates in a public offering or a private placement of our Equity Stock, or an initial purchaser of our Equity Stock in a transaction reliant upon Rule 144A, may beneficially own or constructively own shares of Equity Stock in excess of the Ownership Limits, but only to the extent necessary to facilitate such public offering, private placement or Rule 144A transaction. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. In addition, our charter provides that no person may beneficially or constructively own shares of Equity Stock to the extent that such ownership would result in our being closely held within the meaning of Section 856(h) of the Code or which would otherwise result in our failing to qualify as a REIT. If shares of Equity Stock which would cause us to be beneficially owned by less than 100 persons are issued or transferred to any person, our charter provides that such issuance or transfer shall be void ab initio, and the intended transferee would acquire no rights to the stock; however, the board of directors may waive this transfer restriction if it determines that such transfer would not adversely affect our ability to continue to qualify as a REIT. Our charter provides that shares transferred in excess of the Ownership Limits and shares transferred that would cause us to be closely held or otherwise fail to qualify as a REIT will be automatically transferred to one or more trusts for the exclusive benefit of one or more charitable beneficiaries. Such transfer will be deemed to be effective as of the close of business on the business day prior to the purported transfer. Our charter further provides that the Prohibited Owner (as defined herein) will have no rights in the shares held by the trustee and will not benefit economically from ownership of any such shares held in trust by the trustee, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to such shares held in trust. While these shares are held in trust, the trustee will be entitled to vote and to share in any dividends or other distributions with respect to shares of Equity Stock held in trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Within 20 days of receiving notice from us that shares of Equity Stock have been transferred to the trust, the trustee will sell the shares to any person who may hold such shares without violating the limitations on ownership and transfer set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee will distribute the net proceeds of the sale to the person who owned the shares of Equity Stock in violation of the Ownership Limits or the other ownership restrictions described above (the “Prohibited Owner”), who will receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the trust, the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. The trustee will reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee and will pay any net sales proceeds in excess of the amount payable to the Prohibited Owner to the charitable beneficiary. In addition, such shares of Equity Stock held in trust are purchasable by us until the trustee has sold the shares at a price equal to or lesser of the price paid for the stock in the transaction that resulted in such transfer to the trust and the market price for the stock on the date we determine to purchase the stock.

In order for us to comply with our record keeping requirements, our charter requires that each beneficial or constructive owner of Equity Stock and each person (including stockholders of record) who holds stock for a beneficial or constructive owner, shall provide to us such information as we may request in order to determine our status as a REIT and to ensure compliance with the Ownership Limits. Our charter also requires each beneficial or constructive owner of a specified percentage of Equity Stock to provide, no later than January 30 of each year, written notice to us stating the name and address of such owner, the number of shares of Equity Stock beneficially or constructively owned, and a description of how such shares are held. In addition, each such stockholder must provide such additional information as we may request in order to determine the effect of such stockholder’s ownership of Equity Stock on our status as a REIT and to ensure compliance with the limitations on the ownership of Equity Stock.

These Ownership Limits may have the effect of precluding acquisition of control of our company by a third party unless the board of directors determines that maintenance of REIT status is no longer in our best interest. No restrictions on transfer will preclude the settlement of transactions entered into through the facilities of the NYSE.

Shareholder Rights Plan

We have adopted a rights agreement, as amended, under which each holder of our common stock receives one preferred share purchase right for each outstanding share of common stock. Each right is attached to each share of common stock, is not currently exercisable and trades only with the shares of common stock. Each right will separate from the share of common stock to which it is attached and will become exercisable 10 days after a public announcement that a person or group has acquired common stock that would result in ownership of 15% or more of our shares of common stock. Upon the occurrence of such an event, each right would entitle the holder to purchase for an exercise price of $70.00 one one-hundredth of a share of new Series A Junior

Participating Preferred Stock, which is designed to have economic and voting rights generally equivalent to one share of common stock. If a person or group actually acquires 15% or more of our shares of common stock, each right held by the acquiring person or group (or their transferees) will become void, and each right held by our other stockholders will entitle those holders to purchase for the exercise price a number of shares of our common stock having a market value of twice the exercise price. If we, at any time after a person or group has become a 15% beneficial owner and acquired control of our board of directors, are involved in a merger or similar transaction with any person or group or sell assets to any person or group, each outstanding right would then entitle its holder to purchase for the exercise price a number of shares of such other company having a market value of twice the exercise price. In addition, if any person or group acquires 15% or more of our shares of common stock, we may, at our option and to the fullest extent permitted by law, exchange one share of common stock for each outstanding right. The rights are not exercisable until the above events occur and will expire on December 22, 2018, unless earlier exchanged or redeemed by us. We may redeem the rights for $.001 per right under certain circumstances.

Classification of Board of Directors, Vacancies and Removal of Directors

Our board of directors is divided into three classes of directors, serving staggered three year terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting generally will be elected for a three-year term and the directors in the other two classes will continue in office. Subject to the rights of any class or series to elect directors, a director may only be removed for cause by the affirmative vote of the holders of 80% of our outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class. We believe that the classified board will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors. The use of a staggered board may delay or defer a change in control of us or the removal of incumbent management.

Our charter and bylaws provide that, subject to any rights of holders of preferred stock, and unless the board of directors otherwise determines, any vacancies may be filled by a vote of the stockholders or a majority of the remaining directors, though less than a quorum, except vacancies created by the increase in the number of directors, which only may be filled by a vote of the stockholders or a majority of the entire board of directors. In addition, our charter and bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, only a majority of the board of directors may increase or decrease the number of persons serving on the board of directors. These provisions could temporarily prevent stockholders from enlarging the board of directors and from filling the vacancies created by such removal with their own nominees.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our charter and bylaws establish an advance notice procedure for stockholders to make nominations of candidates for director or bring other business before an annual meeting of stockholders.

Our bylaws provide that (i) only persons who are nominated by, or at the direction of, the board of directors, or by a stockholder who has given timely written notice containing specified information to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the board of directors or by a stockholder who has given timely written notice to our secretary of such stockholder’s intention to bring such business before such meeting. In general, for notice of stockholder nominations or proposed business (other than business to be included in our proxy statement under SEC Rule 14a-8) to be conducted at an annual meeting to be timely, such notice must be received by us not less than 120 days nor more than 150 days prior to the first anniversary of the date of mailing of the notice for the previous year’s annual meeting. Our bylaws also establish similar advance notice procedures for stockholders to make nominations of candidates for director at a special meeting of stockholders at which directors are to be elected.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although our charter and bylaws do not give the board of directors power to block stockholder nominations for the election of directors or proposal for action, they may have the effect of discouraging a stockholder from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met and deterring third parties from soliciting proxies for a non-management slate of directors or proposal, without regard to the merits of such slate or proposal.

Relevant Factors to be Considered by the Board of Directors

Our charter provides that, in determining what is in our best interest in a business combination or certain change of control events, each of our directors shall consider the interests of our stockholders and, in his or her discretion, also may consider all relevant factors, including but not limited to (i) the interests of our employees, suppliers, creditors and tenants; and (ii) both the long-term and short-term interests of our company and our stockholders, including the possibility that these interests may be best served by the continued independence of our company. Pursuant to this provision, our board of directors may consider subjective factors affecting a proposal, including certain nonfinancial matters, and on the basis of these considerations may oppose a business combination or other transaction which, evaluated only in terms of its financial merits, might be attractive to some, or a majority, of our stockholders.

Additional Classes and Series of Stock

Our board of directors is authorized to establish one or more classes and series of stock, including series of preferred stock, from time to time, and to establish the number of shares in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series, without any further vote or action by the stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The issuance of additional classes or series of capital stock may have the effect of delaying, deferring or preventing a change in control of our company without further action of the stockholders. The issuance of additional classes or series of capital stock with voting and conversion rights may adversely affect the voting power of the holders of our capital stock, including the loss of voting control to others. The ability of our board of directors to issue additional classes or series of capital stock, while providing flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock, even where such an acquisition may be beneficial to us or our stockholders.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person or entity who beneficially owns 10% or more of the voting power of our stock; or
•	an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and
•	two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has exempted from these provisions of the Maryland General Corporation Law (“MGCL”) any business combination with Mr. Richard Agree or any other person acting in concert or as a group with Mr. Agree.

Control Share Acquisitions

Maryland law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or by directors who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any of our officers, our employees, any of the associates or affiliates of the foregoing and any other person acting in concert of as a group with any of the foregoing.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) have a classified board, (2) require an 80% vote for the removal of any director from the board, (3) vest in the board the exclusive power to fix the number of directorships and (4) provide that unless called by our chairman of our board of directors, our president or our board of directors, a special meeting of stockholders may only be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting who comply with the stockholder requested meeting provisions set forth in our bylaws.

Limitation of Liability and Indemnification

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or
•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

Our present and former officers and directors are and will be indemnified under Maryland law and our articles of incorporation, as amended, against certain liabilities. Our charter and bylaws require us to indemnify our directors and officers, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay to our directors and officers or reimburse reasonable expenses of our directors and officers in advance of the final disposition of a proceeding, in each case to the fullest extent permitted from time to time by the laws of the State of Maryland. We may, with the approval of our board of directors, provide such indemnification and advance for expenses to a person who served a predecessor of us as a director or officer and any employee or agent of ours or of a predecessor of ours.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis of that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We maintain liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as our directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We are disclosing the following information to supplement the discussions under the heading “Material Federal Income Tax Considerations” in the accompanying prospectus:

ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “Material Federal Income Tax Considerations” in the accompanying prospectus.

The following disclosure supersedes, in its entirety, the disclosure under the heading “Material Federal Income Tax Considerations—Other Tax Considerations—Additional U.S. Federal Income Tax Withholding Rules—Reporting and Withholding on Foreign Financial Accounts” in the accompanying prospectus.

Reporting and Withholding on Foreign Financial Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Currently, certain foreign financial institutions and non-financial foreign entities are subject to a 30% U.S. federal withholding tax on dividends on our shares of capital stock unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government (or alternative procedures apply pursuant to an applicable intergovernmental agreement between the U.S. and the relevant foreign government) to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. In addition, if such disclosure requirements are not satisfied, withholding at a 30% rate on gross proceeds from the sale or other disposition of our shares of capital stock by such foreign financial institutions and non-financial foreign entities will generally begin after December 31, 2018. Under certain circumstances, a non-U.S. shareholder might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the possible implications of these withholding provisions on the acquisition, ownership, and disposition of our shares of capital stock. We will not pay any additional amounts in respect of any amounts withheld.

The following discussion is added to the discussions under the heading “Material Federal Income Tax Considerations—Tax Aspects of Investment in the Operating Partnership” in the accompanying prospectus.

Partnership Audit Rules

Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to the income tax returns of the Operating Partnership, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from the Operating Partnership. The Operating Partnership may elect to have its partners take such audit adjustment into account in accordance with their interests in the Operating Partnership during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances. If, as a result of any such audit adjustment, the Operating Partnership is required to make payments of taxes, penalties and interest, the cash available for distribution to its partners might be substantially reduced. These rules are not applicable for tax years beginning on or prior to December 31, 2017.

The following discussion is added to the discussions under the heading “Material Federal Income Tax Considerations—Other Tax Considerations” in the accompanying prospectus.

Recent Legislation Modifying Several of the Rules Applicable to REITs

On December 18, 2015, President Obama signed into law the Consolidated Appropriations Act, 2016, an omnibus spending bill, with a division referred to as the Protecting Americans From Tax Hikes Act of 2015 (the “PATH Act”), which includes a number of important provisions affecting taxation of REITs and REIT shareholders. The rules in the PATH Act were enacted with different effective dates, some of which are retroactive. Investors are urged to consult their tax advisors regarding the implications of the PATH Act.

Reduction in Built-in Gains Period.  For taxable years beginning in 2015 and later, the “built-in gains” period (i.e., the period during which gains from the sale or disposition of property acquired by a REIT from a “C corporation” in a tax-free merger or other carryover basis transaction are subject to C corporation tax) is reduced from 10 years to 5 years.

Reduction in Permissible Holdings of the Securities of Taxable REIT Subsidiaries.  For taxable years beginning after 2017, the percentage of a REIT’s total assets that may be represented by securities of one or more taxable REIT subsidiaries is reduced from 25% to 20%.

Prohibited Transaction Safe Harbors.  REITs are subject to a 100% tax on net income from “prohibited transactions,” i.e., sales of dealer property (other than “foreclosure property”). These rules also contain safe harbors under which certain sales of real estate assets will not be treated as prohibited transactions. Included among the requirements for the pre-PATH Act safe harbors is that (I) the REIT does not make more than seven sales of property (subject to specified exceptions) during the taxable year at issue, (II) the aggregate adjusted bases (as determined for purposes of computing earnings and profits) of property (other than excepted property) sold during the taxable year does not exceed 10% of the aggregate bases in the REIT’s assets as of the beginning of the taxable year, or (III) the fair market value of property (other than excepted property) sold during the taxable year does not exceed 10% of the fair market value of the REIT’s total assets as of the beginning of the taxable year. If a REIT relies on clause (II) or (III), substantially all of the marketing and certain development expenditures with respect to the properties sold must be made through an independent contractor. A number of changes were made to the safe harbors:

•	For taxable years beginning after December 18, 2015, clauses (II) and (III) are liberalized to permit the REIT to sell properties with an aggregate adjusted basis (or fair market value) of up to 20% of the aggregate bases in (or fair market value of) the REIT’s assets as long as the 10% standard is satisfied on average over the three-year period comprised of the taxable year at issue and the two immediately preceding taxable years.
•	For taxable years beginning after 2015, for REITs that rely on clauses (II) or (III), a taxable REIT subsidiary may make the marketing and development expenditures that previously had to be made by independent contractors.

TRS Operation of Foreclosure Property.  For taxable years beginning after 2015, a taxable REIT subsidiary may operate property on which the REIT has made a foreclosure property election without loss of foreclosure property status.

Amendments to Preferential Dividend Rules.  For distributions in taxable years beginning after 2014, the preferential dividend rules do not apply to “publicly offered REITs”. A “publicly offered REIT” means a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We are a publicly offered REIT.

Limitations on Designation of Dividends by REITs.  The aggregate amount of dividends that we may designate as qualified dividend income or as capital gain dividends with respect to any taxable year beginning after 2015 cannot exceed the dividends actually paid by us during such year. In addition, the Secretary of the Treasury is authorized to prescribe regulations or other guidance requiring proportionality of the designation of particular types of dividends.

Debt Instruments of Publicly Offered REITs and Mortgages Treated as Real Estate Assets.  Debt instruments issued by publicly offered REITs will be treated as real estate assets for purposes of the 75% asset test. Income from such debt instruments is qualifying income for purposes of the 95% gross income test, but is not qualifying income for purposes of the 75% gross income test unless they would otherwise be treated as real estate assets. Under a new asset test, not more than 25% of the value of our assets can consist of debt instruments of publicly offered REITs unless they would otherwise be treated as real estate assets. These provisions are effective for taxable years beginning after 2015.

Asset and Income Test Clarification Regarding Ancillary Personal Property.  Under the prior law, rent attributable to personal property which was leased under, or in connection with, a lease of real property, was treated as rents from real property for purposes of the 95% and 75% gross income tests if the rent attributable to the personal property for the taxable year did not exceed 15% of the total rent for the year for such real and personal property. The PATH Act provides that, for taxable years beginning after 2015, personal property leased in connection with a lease of real property will be treated as a real estate asset for purposes of the 75% asset test to the extent that rent attributable to such personal property meets the 15% test described above. In addition, for taxable years beginning after 2015, debt secured by a mortgage on both real and personal property will qualify as a real estate asset for purposes of the 75% asset test, and interest on such debt will be qualifying income for purposes of both the 95% and 75% gross income tests, if the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing the debt.

Hedging Provisions.  Income from hedging transactions that hedge certain REIT liabilities and currency risks is disregarded in applying the gross income tests. For taxable years beginning after 2015, certain income from hedging transactions entered into to hedge existing hedging positions after any portion of the hedged indebtedness or property is disposed of will also be disregarded for purposes of the 95% and 75% gross income tests.

Modification of REIT Earnings and Profits Calculation.  The PATH Act modified the special earnings and profits rules in the Code to ensure that stockholders, for taxable years after 2015, will not be treated as receiving taxable dividends from a REIT that exceed the earnings and profits of the REIT.

Treatment of Certain Services Provided by Taxable REIT Subsidiaries.  For taxable years beginning after 2015, a 100% excise tax is imposed on “redetermined TRS service income,” which is income of a taxable REIT subsidiary attributable to services provided to, or on behalf of, its associated REIT and which would otherwise be increased on distribution, apportionment, or allocation under the Code (i.e., as a result of a determination that the income was not arm’s length).

Exceptions from FIRPTA for Certain REIT Stock Gains and Distributions.  On or after December 18, 2015, the disposition of stock of a publicly traded REIT is not treated, under the Foreign Investment in Real Property Tax Act (“FIRPTA”), as a United States real property interest in the hands of a person who has not held more than 10% (increased from 5% under prior law) of the stock of such REIT during the applicable testing period. Similarly, on or after December 18, 2015, a distribution by a publicly traded REIT is not treated, under FIRPTA, as gain from the disposition of a United States real property interest for a person who has not held more than 10% (increased from 5% under prior law) of the stock of such REIT during the applicable testing period.

FIRPTA Exception for Qualified Shareholders of REITs.  Stock of a REIT held (directly or through one or more partnerships) by a “qualified shareholder” will not be a United States real property interest, and capital gain dividends from such a REIT will not be treated as gain from the sale of a United States real property interest, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT (an “applicable investor”). If the qualified shareholder has such an applicable investor, gains and REIT distributions allocable to the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as gains from the sale of United States real property interests. For these purposes, a “qualified shareholder” is a foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle,” and maintains records on the identity of certain 5% owners. A “qualified collective investment vehicle” is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a United States real property holding corporation if it were a United States corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of the Code or required to include dividends in its gross income but entitled to a deduction for distributions to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends. These changes apply to dispositions and distributions on or after December 18, 2015.

Determination of Domestically-Controlled REIT Status.  Gain from sale of the stock of a “domestically-controlled REIT” is not taxable under FIRPTA. A REIT is a “domestically-controlled REIT” if throughout the applicable testing period less than 50% of its stock was held directly or indirectly by non-U.S. persons. There has been uncertainty regarding how domestically controlled status is determined, particularly what indirect ownership is taken into account. Effective December 18, 2015, the following new rules are intended to simplify such determination:

•	In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We are a publicly traded REIT.
•	In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended registered investment companies, the REIT or registered investment company will be treated as a U.S. person if the REIT or registered investment company is domestically controlled and will be treated as a non-U.S. person otherwise.
•	In the case of REIT stock held by a REIT or registered investment company not described in the previous rule, the REIT or registered investment company is treated as a U.S. person or a non-U.S. person on a look-through basis.

FIRPTA Exception for Interests Held by Foreign Retirement or Pension Funds.  “Qualified foreign pension funds” and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding. For these purposes, a “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate. This provision is effective for dispositions and distributions occurring after December 18, 2015.

Increase in Rate of FIRPTA Withholding.  For sales of United States real property interests occurring after February 16, 2016, the FIRPTA withholding rate for dispositions of United States real property interests and certain distributions increases from 10% to 15%.

No “Cleansed” REITs.  The so-called FIRPTA “cleansing rule” (which applies to corporations that no longer have any United States real property interests and have recognized all gain on their United States real property interests) will not apply to a REIT or a registered investment company or a corporation if the corporation or any predecessor was a REIT or a registered investment company during the applicable testing period. This provision applies to dispositions on or after December 18, 2015.

UNDERWRITING

Raymond James & Associates, Inc., Jefferies LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement among us, the Operating Partnership and the underwriters, we have agreed to sell to the underwriters, and each underwriter has agreed, severally and not jointly, to purchase from us the number of shares of our common stock set forth opposite its name below.

Underwriter	Number of Shares
Raymond James & Associates, Inc.
Jefferies LLC
Wells Fargo Securities, LLC
Total	2,250,000

The underwriting agreement provides that the obligations of the underwriters to purchase and accept delivery of the shares of our common stock offered by this prospectus supplement are subject to approval by their counsel of legal matters and to other conditions set forth in the underwriting agreement. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock to be sold under the underwriting agreement if any of these shares are purchased, other than the shares of common stock covered by the option to purchase additional shares described below.

The underwriters propose to offer our common stock directly to the public at the public offering price indicated on the cover page of this prospectus supplement and to various dealers at that price less a concession not in excess of $     per share. The underwriters may allow, and the dealers may re-allow, a concession not in excess of $     per share to other dealers. If all the shares of common stock are not sold at the public offering price, the underwriters may change the public offering price and other selling terms. The shares of our common stock are offered by the underwriters as stated in this prospectus supplement, subject to receipt and acceptance by them. The underwriters reserve the right to reject an order for the purchase of our common stock in whole or in part.

We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase from time to time up to an aggregate of 337,500 additional shares of our common stock, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement and less any dividends or distributions per share payable on the shares initially purchased by the underwriters but not payable on such option shares. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial amount reflected in the table above.

The following table shows the amount per share and total underwriting discount we will pay to the underwriters. The amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

In connection with this offering, we expect to incur expenses, excluding the underwriting discount, of approximately $150,000.

We have agreed in the underwriting agreement to indemnify the underwriters against various liabilities that may arise in connection with this offering, including liabilities under the Securities Act. If we cannot indemnify the underwriters, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Subject to specified exceptions, all of our executive officers and directors have agreed that for a period of 60 days after the date of this prospectus supplement they will not, without the prior written consent of Raymond James & Associates, Inc., Jefferies LLC and Wells Fargo Securities, LLC, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of common stock, any securities convertible into or exchangeable or exercisable for any shares of common stock, or enter into any swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common stock or other securities.

In addition, we have agreed that we will not, without the prior written consent of Raymond James & Associates, Inc., Jefferies LLC and Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us, directly or indirectly, of any shares of our common stock (excluding the shares sold in this offering) or any securities convertible into or exercisable or exchangeable for shares of our common stock, including the filing of a registration statement with the SEC in respect of any of the foregoing, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to any shares of our common stock (excluding the shares sold in this offering) or any securities convertible into or exercisable or exchangeable for shares of our common stock, or publicly announce an intention to effect any such transaction, until 60 days after the date of this prospectus supplement. Notwithstanding the foregoing, we may issue and sell shares of our common stock and securities convertible into or exercisable or exchangeable for shares of our common stock pursuant to the conversion or exchange of currently outstanding convertible or exchangeable securities or the exercise of currently outstanding warrants or options; pursuant to the terms of any equity incentive plan currently in effect; and in connection with the acquisition of properties or joint ventures or similar arrangements, so long as the recipients agree in writing not to sell or transfer shares of our common stock or securities convertible into shares of our common stock for a period of 60 days after the date of this prospectus supplement without the prior written consent of Raymond James & Associates, Inc., Jefferies LLC and Wells Fargo Securities, LLC.

Notwithstanding the foregoing, if (1) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Our common stock is listed on the New York Stock Exchange under the symbol “ADC.”

Until the offering is completed, rules of the SEC may limit the ability of the underwriters and various selling group members to bid for and purchase shares of our common stock. As an exception to these rules, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

•	short sales;
•	syndicate covering transactions;

•	imposition of a penalty bid; and
•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while the offering is in progress. Stabilizing transactions may include making short sales of our common stock, which involve the sale by the underwriters of a greater number of shares of our common stock than they required to purchase in the offering, and purchasing common stock from us or in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount.

The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares pursuant to the option to purchase additional shares.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in the offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them without notice at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The underwriters and their affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services for us for which they have received or will receive customary fees and expenses.

As of March 31, 2016, we had a $65 million unsecured term loan facility outstanding which expires July 21, 2021 with respect to which an affiliate of Raymond James & Associates, Inc. was a participant. As of March 31, 2016, we had a $20.6 million mortgage loan outstanding with an affiliate of Raymond James & Associates, Inc. and another lender that matures on May 14, 2017. We have the option to extend the loan for an additional two-year period. Additionally, an affiliate of Wells Fargo Securities, LLC is acting as a representative for the sellers of some of our proposed acquisitions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus supplement and an accompanying prospectus in electronic format may be available on the Internet site or through other online services maintained by the underwriters and selling group members participating in the offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or the selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;
•	where no consideration is or will be given for the transfer; or
•	where the transfer is by operation of law.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the shares of common stock has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:
(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
(ii)	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;
(iii)	a person associated with the company under section 708(12) of the Corporations Act; or
(iv)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and
(b)	you warrant and agree that you will not offer any of the shares of common stock for resale in Australia within 12 months of the shares of common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Chile

The shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference in this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 18, 2016;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;
•	our Current Report on Form 8-K filed on May 3, 2016; and
•	the description of our common stock in our registration statement on Form 8-A filed on March 18, 1994, including any amendments and reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any securities covered by this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus supplement. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus supplement.

Copies of all documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus supplement, to whom this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request. Requests should be directed to our Secretary, 70 E. Long Lake Road, Bloomfield Hills, Michigan 48304 (telephone number: (248) 737-4190). You may also obtain copies of these filings, at no cost, by accessing our website at www.agreerealty.com; however, the information found on our website is not considered part of this prospectus supplement or the accompanying prospectus.

EXPERTS

The audited consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting of Agree Realty Corporation as of and for the year ended December 31, 2015 appearing in Agree Realty Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated by reference herein in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of any shares of common stock offered by means of this prospectus supplement and certain other legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland, and certain other legal matters and certain tax matters will be passed upon for us by Honigman Miller Schwartz and Cohn LLP. The underwriters are being represented in connection with this offering by Hunton & Williams LLP.

PROSPECTUS

$500,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Agree Realty Corporation intends to offer and sell from time to time the securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed $500,000,000 in the aggregate.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “ADC.” On March 4, 2015, the last reported sales price of our common stock on the NYSE was $32.80 per share.

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Common Stock — Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves risks. You should carefully read and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 3 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete and any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2015.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and the supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “our company,” “we,” “us,” and “our” refer to Agree Realty Corporation, a Maryland corporation, and its consolidated subsidiaries, including Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and its direct and indirect subsidiaries on a consolidated basis.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

We are a fully-integrated, self-administered and self-managed REIT primarily engaged in the acquisition and development of retail properties net leased to industry leading tenants. As of September 30, 2014, our portfolio consisted of 161 properties located in 35 states and totaling approximately 4.1 million square feet of gross leasable area. As of September 30, 2014, our portfolio included 154 retail net lease properties, which contributed approximately 89% of annualized base rent, and seven community shopping centers, which generated the remaining 11% of annualized base rent. All September 30, 2014 information in this summary is pro forma for the subsequent sale of Petoskey Town Center in October 2014.

As of September 30, 2014, our portfolio was approximately 98.5% leased and had a weighted average remaining lease term of approximately 11.6 years. In addition, as of September 30, 2014, approximately 98.4% of our annualized base rent was derived from national and large regional retail tenants and approximately 58.4% of our annualized base rent was derived from tenants, or parents thereof, with an investment grade credit rating. Substantially all of our net lease property tenants and the majority of our community shopping center tenants have triple-net leases, which require the tenant to be responsible for property operating expenses, including property taxes, insurance and maintenance.

Our assets are held by, and all of our operations are conducted through, directly or indirectly, the Operating Partnership, of which we are the sole general partner and in which we held a 97.73% interest as of September 30, 2014. Under the partnership agreement of the Operating Partnership, we, as the sole general partner, have exclusive responsibility and discretion in the management and control of the Operating Partnership.

We were incorporated in December 1993 under the laws of the State of Maryland. We believe that we have operated, and we intend to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended. In order to maintain our qualification as a REIT, we must, among other things, distribute at least 90% of our REIT taxable income each year and meet asset and income tests. Additionally, our charter limits ownership of our company, directly or constructively, by any single person to 9.8% of the value of our outstanding common stock and preferred stock, subject to certain exceptions. As a REIT, we are not subject to federal income tax with respect to that portion of our income that is distributed currently to our stockholders.

Our headquarters are located at 70 E. Long Lake Road, Bloomfield Hills, MI 48304 and our telephone number is (248) 737-4190. Our website is www.agreerealty.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth the consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown:

Nine Months Ended September 30, 2014	3.03 x
Year Ended December 31, 2013	3.61 x
Year Ended December 31, 2012	3.67 x
Year Ended December 31, 2011	4.47 x
Year Ended December 31, 2010	2.18 x
Year Ended December 31, 2009	3.78 x

The ratios of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by the aggregate of fixed charges and preferred dividends. We had no preferred dividend requirement in any of the foregoing periods. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends are the same as the ratio of earnings to fixed charges for such years. Earnings were calculated by adding certain fixed charges (consisting of interest on indebtedness and amortization of finance costs) to our income before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized and amortization of debt issuance costs.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 7, 2014, as well as the risks, uncertainties and additional information (i) set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about when you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents we incorporate by reference each contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “will,” “seek,” “could,” “project,” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to:

•	the factors included in our Annual Report on Form 10-K filed with the SEC on March 7, 2014, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”
•	global and national economic conditions and changes in general economic, financial and real estate market conditions;
•	changes in our business strategy;
•	risks that our acquisition and development projects will fail to perform as expected;
•	the potential need to fund improvements or other capital expenditures out of operating cash flow;
•	financing risks, such as the inability to obtain debt or equity financing on favorable terms or at all;
•	the level and volatility of interest rates;
•	our ability to re-lease space as leases expire;
•	loss or bankruptcy of one or more of our major retail tenants;
•	a failure of our properties to generate additional income to offset increases in operating expenses; and
•	our ability to maintain our qualification as a REIT for federal income tax purposes and the limitations imposed on our business by our status as a REIT.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K, as updated by our future filings.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for general corporate purposes, including funding our investment activity, the repayment or refinancing of outstanding indebtedness, working capital and other general purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

DESCRIPTION OF COMMON STOCK

General

We have the authority to issue 40,000,000 shares of capital stock, par value $.0001 per share, of which 28,000,000 shares are classified as shares of common stock, par value $.0001 per share, 8,000,000 are classified as shares of excess stock, par value $.0001 per share, and 4,000,000 shares are classified as shares of preferred stock, par value $.0001 per share. Of our preferred stock, 200,000 shares are designated as Series A Junior Participating Preferred Stock, and 3,800,000 shares are undesignated. As of December 31, 2014, we had outstanding 17,539,946 shares of common stock and no shares of excess stock or preferred stock.

The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our preferred stock or upon the exercise of common stock warrants issued by us. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

Subject to preferential rights with respect to any outstanding preferred stock, holders of our common stock will be entitled to receive dividends when, as and if authorized by our board of directors and declared by us, out of assets legally available therefor. Upon our liquidation, dissolution or winding up, holders of common stock, together with the holders of excess stock (as described below), will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock. The common stock will possess voting rights in the election of directors and in respect of certain other corporate matters, with each share entitling the holder thereof to one vote. Holders of shares of common stock will not have cumulative voting rights in the election of directors. The shares of common stock are not convertible into any other class or series except into excess stock under limited circumstances. See “— Restrictions on Ownership and Transfer.” Holders of shares of common stock will not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date. The common stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and will not be subject to preemptive or similar rights. The common stock is listed on the NYSE under the symbol “ADC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, not more than 50% of the value of our issued and outstanding Equity Stock (as defined below) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Equity Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, certain percentages of our gross income must be from particular activities (see “Material Federal Income Tax Considerations — Taxation of the Company — Income Tests”). Our charter contains restrictions on the ownership and transfer of shares of Equity Stock to enable us to qualify as a REIT.

Subject to certain exceptions specified in our charter, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the “Ownership Limit”) of the value of our outstanding common stock and preferred stock (collectively, the “Equity Stock”) except that the any member of the Agree-Rosenberg Group (as defined in our charter) may own up to 24%. Our board of directors, upon receipt of a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as specified in our charter, may waive the Ownership Limit upon request for a person that is not an individual (as defined in the Code) or is an underwriter that participates in a public offering of our Equity Stock for a period of 90 days following the purchase by such underwriter of the Equity Stock if evidence satisfactory to the board of directors is presented that such ownership will not cause any individual (as defined in the Code) to own Equity Stock in excess of the Ownership Limit. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. If shares of Equity Stock in excess of the Ownership Limit, or shares which would cause us to be beneficially owned by less than 100 persons or would result in our being closely held within the meaning of Section 856(h) of the Code, are issued or transferred to any person, such issuance or transfer shall be void ab initio, and the intended transferee would acquire no rights to the stock. Shares transferred in excess of the Ownership Limit and shares transferred that would cause us to be closely held will be automatically converted into shares of excess stock that will be deemed transferred to us as trustee for the exclusive benefit of the person or persons to whom the shares are ultimately transferred, until the intended transferee retransfers the shares. While these shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions. The shares are generally not transferrable, but may be retransferred by the intended transferee to any person who may hold such shares at a price not to exceed the price paid by the intended transferee, at which point the shares will automatically be converted into ordinary Equity Stock. In addition, such shares of excess stock held in trust are purchasable by us for a 90-day period at a price equal to the lesser of the price paid for the stock by the intended transferee and the market price for the stock on the date we determine to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives notice to us of the transfer, or the date the board of directors determines that a violative transfer has occurred if no notice has been provided.

All certificates representing shares of Equity Stock will bear a legend referring to the restrictions described above.

In order for us to comply with our record keeping requirements, our charter requires that each beneficial or constructive owner of Equity Stock and each person (including stockholders of record) who holds stock for a beneficial or constructive owner, shall provide to us such information as we may request in order to determine our status as a REIT and to ensure compliance with the Ownership Limit. Our charter also requires each beneficial or constructive owner of a specified percentage of Equity Stock to provide, no later than January 31 of each year, written notice to us stating the name and address of such owner, the number of shares of Equity Stock beneficially or constructively owned, and a description of how such shares are held. In addition, each such stockholder must provide such additional information as we may request in order to determine the effect of such stockholder’s ownership of Equity Stock on our status as a REIT and to ensure compliance with the limitations on the ownership of Equity Stock.

This Ownership Limit may have the effect of precluding acquisition of control of our company by a third party unless the board of directors determines that maintenance of REIT status is no longer in our best interests. No restrictions on transfer will preclude the settlement of transactions entered into through the facilities of the NYSE, provided that certain transactions may be settled by the delivery of excess stock.

Shareholder Rights Plan

We have adopted a rights agreement, as amended, under which each holder of our common stock receives one preferred share purchase right for each outstanding share of common stock. Each right is attached to each share of common stock, is not currently exercisable and trades only with the shares of common stock. Each right will separate from the share of common stock to which it is attached and will become exercisable 10 days after a public announcement that a person or group has acquired common stock that would result in ownership of 15% or more of our shares of common stock. Upon the occurrence of such an event, each right would entitle the holder to purchase for an exercise price of $70.00 one one-hundredth of a share of new Series A Junior Participating Preferred Stock, which is designed to have economic and voting rights generally equivalent to one share of common stock. If a person or group actually acquires 15% or more of our shares of common stock, each right held by the acquiring person or group (or their transferees) will become void, and each right held by our other stockholders will entitle those holders to purchase for the exercise price a number of shares of our common stock having a market value of twice the exercise price. If we, at any time after a person or group has become a 15% beneficial owner and acquired control of our board of directors, are involved in a merger or similar transaction with any person or group or sell assets to any person or group, each outstanding right would then entitle its holder to purchase for the exercise price a number of shares of such other company having a market value of twice the exercise price. In addition, if any person or group acquires 15% or more of our shares of common stock, we may, at our option and to the fullest extent permitted by law, exchange one share of common stock for each outstanding right. The rights are not exercisable until the above events occur and will expire on December 22, 2018, unless earlier exchanged or redeemed by us. We may redeem the rights for $.001 per right under certain circumstances.

Classification of Board of Directors, Vacancies and Removal of Directors

Our board of directors is divided into three classes of directors, serving staggered three year terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting generally will be elected for a three-year term and the directors in the other two classes will continue in office. Subject to the rights of any class or series to elect directors, a director may only be removed for cause by the affirmative vote of the holders of 80% of our outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class. We believe that the classified board will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors. The use of a staggered board may delay or defer a change in control of us or the removal of incumbent management.

Our charter and bylaws provide that, subject to any rights of holders of preferred stock, and unless the board of directors otherwise determines, any vacancies may be filled by a vote of the stockholders or a majority of the remaining directors, though less than a quorum, except vacancies created by the increase in the number of directors, which only may be filled by a vote of the stockholders or a majority of the entire board of directors. In addition, our charter and bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, only a majority of the board of directors may increase or decrease the number of persons serving on the board of directors. These provisions could temporarily prevent stockholders from enlarging the board of directors and from filling the vacancies created by such removal with their own nominees.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our charter and bylaws establish an advance notice procedure for stockholders to make nominations of candidates for director or bring other business before an annual meeting of stockholders.

Our bylaws provide that (i) only persons who are nominated by, or at the direction of, the board of directors, or by a stockholder who has given timely written notice containing specified information to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the board of directors or by a stockholder who has given timely written notice to our secretary of such stockholder’s intention to bring such business before such meeting. In general, for notice of stockholder nominations or proposed business (other than business to be included in our proxy statement under SEC Rule 14a-8) to be conducted at an annual meeting to be timely, such notice must be received by us not less than 120 days nor more than 150 days prior to the first anniversary of the date of mailing of the notice for the previous year’s annual meeting. Our bylaws also establish similar advance notice procedures for stockholders to make nominations of candidates for director at a special meeting of stockholders at which directors are to be elected.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although our charter and bylaws do not give the board of directors power to block stockholder nominations for the election of directors or proposal for action, they may have the effect of discouraging a stockholder from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met and deterring third parties from soliciting proxies for a non-management slate of directors or proposal, without regard to the merits of such slate or proposal.

Relevant Factors to be Considered by the Board of Directors

Our charter provides that, in determining what is in our best interest in a business combination or certain change of control events, each of our directors shall consider the interests of our stockholders and, in his or her discretion, also may consider all relevant factors, including but not limited to (i) the interests of our employees, suppliers, creditors and tenants; and (ii) both the long-term and short-term interests of our company and our stockholders, including the possibility that these interests may be best served by the continued independence of our company. Pursuant to this provision, our board of directors may consider subjective factors affecting a proposal, including certain nonfinancial matters, and on the basis of these considerations may oppose a business combination or other transaction which, evaluated only in terms of its financial merits, might be attractive to some, or a majority, of our stockholders.

Additional Classes and Series of Stock

Our board of directors is authorized to establish one or more classes and series of stock, including series of preferred stock, from time to time, and to establish the number of shares in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series, without any further vote or action by the stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The issuance of additional classes or series of capital stock may have the effect of delaying, deferring or preventing a change in control of our company without further action of the stockholders. The issuance of additional classes or series of capital stock with voting and conversion rights may adversely affect the voting power of the holders of our capital stock, including the loss of voting control to others. The ability of our board of directors to issue additional classes or series of capital stock, while providing flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock, even where such an acquisition may be beneficial to us or our stockholders.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person or entity who beneficially owns 10% or more of the voting power of our stock; or
•	an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and
•	two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has exempted from these provisions of the Maryland General Corporation Law (“MGCL”) any business combination with Mr. Richard Agree or any other person acting in concert or as a group with Mr. Agree.

Control Share Acquisitions

Maryland law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or by directors who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any members of the Agree-Rosenberg Group, our other officers, our employees, any of the associates or affiliates of the foregoing and any other person acting in concert of as a group with any of the foregoing.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) have a classified board, (2) require an 80% vote for the removal of any director from the board, (3) vest in the board the exclusive power to fix the number of directorships and (4) provide that unless called by our chairman of our board of directors, our president or our board of directors, a special meeting of stockholders may only be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting who comply with the stockholder requested meeting provisions set forth in our bylaws.

Limitation of Liability and Indemnification

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or
•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

Our present and former officers and directors are and will be indemnified under Maryland law and our articles of incorporation, as amended, against certain liabilities. Our charter and bylaws require us to indemnify our directors and officers, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay to our directors and officers or reimburse reasonable expenses of our directors and officers in advance of the final disposition of a proceeding, in each case to the fullest extent permitted from time to time by the laws of the State of Maryland. We may, with the approval of our board of directors, provide such indemnification and advance for expenses to a person who served a predecessor of us as a director or officer and any employee or agent of ours or of a predecessor of ours.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis of that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We maintain liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as our directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF PREFERRED STOCK

As of the date hereof, 200,000 shares of our preferred stock are classified as Series A Junior Participating Preferred Stock, par value $.0001 per share and 3,800,000 additional shares of preferred stock, par value $.0001 per share, are undesignated. As of the date hereof, no shares of preferred stock were issued or outstanding. Shares of our Series A Junior Participating Preferred Stock may be issued under our shareholder rights plan, which is summarized above. See “Description of Common Stock — Shareholder Rights Plan.”

The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws.

General

Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our board of directors or duly authorized committee thereof. The preferred stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and, except as may be determined by our board of directors and set forth in the articles supplementary setting forth the terms of any class or series of preferred stock, will not have, or be subject to, any preemptive or similar rights.

You should refer to the prospectus supplement and the applicable articles supplementary relating to the class or series of preferred stock offered thereby for specific terms, including:

(1)	The class or series, title and stated value of that preferred stock;
(2)	The number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;
(3)	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;
(4)	Whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;
(5)	The procedures for any auction and remarketing, if any, for that preferred stock;
(6)	Provisions for a sinking fund, if any, for that preferred stock;
(7)	Provisions for redemption, if applicable, of that preferred stock;
(8)	Any listing of that preferred stock on any securities exchange;
(9)	The terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);
(10)	Whether interests in that preferred stock will be represented by our depositary shares;
(11)	The relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;
(12)	Any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

(13)	A discussion of certain federal income tax considerations applicable to that preferred stock;
(14)	Any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT; and
(15)	Any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:

(1)	senior to all classes or series of our common stock and excess stock and to all of our equity securities the terms of which provide that those equity securities are junior to the preferred stock;
(2)	on a parity with all of our equity securities other than those referred to in clauses (1) and (3); and
(3)	junior to all of our equity securities the terms of which provide that those equity securities will rank senior to it.

Dividends

Unless otherwise specified in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock, the preferred stock will have the rights with respect to the payment of dividends set forth below.

Holders of shares of our preferred stock of each class or series shall be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates that will be set forth in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

Dividends on any class or series of our preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock. If our board of directors fails to authorize a dividend payable on a dividend payment date on any class or series of our preferred stock for which dividends are noncumulative, then the holders of that class or series of our preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series are declared payable on any future dividend payment date.

If any shares of our preferred stock of any class or series are outstanding, no full dividends shall be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, on a parity with or junior to the preferred stock of that class or series for any period unless:

(1)	if that class or series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series for all past dividend periods, or

(2)	if that class or series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series.

When dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the preferred stock of that class or series, all dividends declared upon shares of preferred stock of that class or series and any other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall be declared pro rata so that the amount of dividends declared per share on the preferred stock of that class or series and that other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of that class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend) and that other class or series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.

Except as provided in the immediately preceding paragraph, unless: (1) if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods; and (2) if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment for the then current dividend period, then no dividends (other than in our common stock or other stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon our common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of that class or series as to dividends or upon our liquidation, nor shall any common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of that stock) by us (except by conversion into or exchange for other of our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).

Any dividend payment made on shares of a class or series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that class or series which remains payable.

Redemption

If the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock.

The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, unless:

(1)	if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any class or series of preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods; and
(2)	if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period.

Unless otherwise specified in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock no shares of any class or series of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that class or series.

In addition, unless:

(1)	if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any class or series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods; and
(2)	if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that class or series (except by conversion into or exchange for our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).

If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of preferred stock of any class or series to be redeemed at the address shown on our stock transfer books. Each notice shall state:

(1)	the redemption date;
(2)	the number of shares and class or series of the preferred stock to be redeemed;
(3)	the redemption price;
(4)	the place or places where certificates for that preferred stock are to be surrendered for payment of the redemption price;
(5)	that dividends on the shares to be redeemed will cease to accrue on that redemption date; and
(6)	the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the shares of preferred stock of any class or series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of our stock ranking junior to that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each class or series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that class or series of preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of that class or series of preferred stock will have no right or claim to any of our remaining assets. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, then the holders of that class or series of preferred stock and all other classes or series of stock shall share ratably in that distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of shares of that class or series of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of stock ranking junior to that class or series of preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, neither our consolidation or merger with or into any other corporation, trust or other entity nor the sale, lease, transfer or conveyance of all or substantially all of our property or business shall be deemed to constitute our liquidation, dissolution or winding up.

Voting Rights

Except as set forth below or as otherwise indicated in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock, holders of preferred stock will not have any voting rights.

Whenever dividends on any shares of that class or series of preferred stock shall be in arrears for six or more quarterly periods, regardless of whether those quarterly periods are consecutive, the holders of those shares of that class or series of preferred stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to our board of directors (and our entire board of directors will be increased by two directors) at a special meeting called by one of our officers at the request of a holder of that class or series of preferred stock or, if that special meeting is not called by that officer within 30 days, at a special meeting called by a holder of that class or series of preferred stock designated by the holders of record of at least 10% of the shares of any of those classes or series of preferred stock (unless that request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until:

(1)	if that class or series of preferred stock has a cumulative dividend, all dividends accumulated on those shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment, or

(2)	If that class or series of preferred stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (that class or series voting separately as a class):

(1)	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that class or series of preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up or reclassify any of our authorized stock into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase those shares; or
(2)	amend, alter or repeal the provisions of the charter in respect of that class or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that class or series of preferred stock; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of that class or series, in each case ranking on a parity with or junior to the preferred stock of that class or series with respect to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect those rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that class or series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect that redemption.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock, debt securities or another series of preferred stock will be set forth in the applicable prospectus supplement relating thereto and the articles supplementary setting forth the terms of any class or series of preferred stock. Such terms will include the number of shares of common stock or those other series of preferred stock or the principal amount of debt securities into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of that class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that class or series of preferred stock.

Restrictions on Ownership and Transfer

See “Description of Common Stock — Restrictions on Ownership and Transfer,” for a discussion of the restrictions on ownership and transfer of shares of capital stock, including our preferred stock, necessary for us to qualify as a REIT under the Code.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among us, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after we issue and deliver preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts. The following summary is not complete and is subject to, and qualified in its entirety by the provisions of, the applicable deposit agreement and the applicable depositary receipt.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and we approve, the depositary may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, our company and the depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method determined by us that preserves our REIT status.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;
•	our company and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and
•	all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into our common stock or any other securities or property of our company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

Our company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or
•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

We may terminate a deposit agreement upon not less than 30 days’ prior written notice to the depositary if:

•	the termination is necessary to preserve our REIT status; or
•	a majority of each series of preferred stock affected by the termination consents to the termination.

Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares. If we terminate a deposit agreement to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

In addition, a deposit agreement will automatically terminate if:

•	we have redeemed all underlying preferred stock subject to the agreement;
•	a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or
•	each share of the underlying preferred stock has been converted into other capital stock of our company not represented by depositary shares.

Charges of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.

Neither the depositary nor our company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of our company and a depositary under a deposit agreement will be limited to performing our duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. Neither us nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

Our company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from our company and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. Warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary is not complete and is subject to, and qualified in its entirety by the provisions of, the applicable warrant agreement and any applicable warrant certificates relating to each series of warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

(1)	the title of the warrants;
(2)	the aggregate number of the warrants;
(3)	the price or prices at which the warrants will be issued;
(4)	the designation, number and terms of the securities purchasable upon exercise of the warrants;
(5)	the designation and terms of the other securities offered by this prospectus with which the warrants are issued and the number of the warrants issued with each security offered by this prospectus;
(6)	the date, if any, on and after which the warrants and the related securities will be separately transferable;
(7)	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
(8)	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;
(9)	the minimum or maximum amount of the warrants which may be exercised at any one time;
(10)	information with respect to book-entry procedures, if any;
(11)	a discussion of certain federal income tax considerations applicable to warrants; and
(12)	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax consequences and considerations relating to the acquisition, holding, and disposition of our securities. For purposes of this discussion under the heading “Material Federal Income Tax Considerations,” “we,” “our,” “us,” and the “Company” refer to Agree Realty Corporation, but excluding all its subsidiaries and affiliated entities, and the “Operating Partnership” refers to Agree Limited Partnership. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (which are referred to in this section as “Treasury Regulations”), rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any description of the tax consequences summarized below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that we, and each of our subsidiaries and affiliated entities, will act in accordance with any applicable organizational documents or partnership or limited liability company operating agreement. This summary is for general information only, and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;
•	insurance companies;
•	broker-dealers;
•	regulated investment companies;
•	holders who receive securities through the exercise of employee stock options or otherwise as compensation;
•	persons holding securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	except to the extent discussed below, tax-exempt organizations; and
•	except to the extent discussed below, foreign investors.

In addition, certain U.S. expatriates, including certain individuals who have lost U.S. citizenship and “long-term residents” (within the meaning of Section 877(e)(2) of the Code) who have ceased to be lawful permanent residents of the United States, are subject to special rules.

If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds stock issued by us, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.

This summary assumes that investors will hold their securities as capital assets, which generally means assets held for investment.

The federal income tax treatment of holders of securities depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding securities to any particular holder will depend on the holder’s particular tax circumstances. You are urged to consult your own tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you (in light of your particular investment or tax circumstances) of acquiring, holding, exchanging, or otherwise disposing of securities.

Taxation of the Company

We have elected to be a REIT for federal income tax purposes under Sections 856 through 860 of the Code and applicable provisions of the Treasury Regulations, which set forth the requirements for qualifying as a REIT. Our policy has been and is to operate in such a manner as to qualify as a REIT for federal income tax purposes. If we so qualify, then we will generally not be subject to federal income tax on income we distribute to our shareholders. For any year in which we do not meet the requirements for qualification as a REIT, we will be taxed as a corporation. See “— Failure to Qualify” below.

We have received an opinion from Honigman Miller Schwartz and Cohn LLP, our tax counsel, to the effect that since the commencement of our taxable year which began January 1, 2013, we have operated in conformity with the requirements for qualification as a REIT under the Code, and that our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. A copy of this opinion is filed as an exhibit to the registration statement of which this prospectus is a part. It must be emphasized that the opinion of Honigman Miller Schwartz and Cohn LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management regarding our assets and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Honigman Miller Schwartz and Cohn LLP or by us that we will so qualify for any particular year. The opinion was expressed as of the date issued and will not cover subsequent periods. Honigman Miller Schwartz and Cohn LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge, or a court will not rule contrary to, the conclusions set forth in such opinions.

Our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, our compliance with which has not been, and will not be, reviewed by Honigman Miller Schwartz and Cohn LLP. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain of our affiliated entities, which may not have been reviewed by Honigman Miller Schwartz and Cohn LLP. Accordingly, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General.”

While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our REIT status, or that we will be able to operate in accordance with the REIT requirements in the future.

As a REIT, we will generally be entitled to a deduction for dividends that we pay, and therefore will not be subject to federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results from investment in a corporation or an entity treated as a corporation for federal income tax purposes. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT. Net operating losses, foreign tax credits and other tax attributes of a REIT do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “Federal Income Taxation of Shareholders” below.

As a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.
•	We may be subject to the “alternative minimum tax” on our items of tax preference, and, in computing “alternative minimum taxable income” subject to such tax, deductions for net operating losses carried from any other year(s) would be limited.
•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% excise tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.
•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% excise tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).
•	We will be subject to a 100% penalty tax on any redetermined rents, redetermined deductions, or excess interest. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a “taxable REIT subsidiary” (described below) of ours to any of our tenants. Redetermined deductions and excess interest represent amounts that are deducted by a “taxable REIT subsidiary” (described below) of ours for amounts paid to us that are in excess of the amounts that would have been charged based on arm’s-length negotiations. See “— Redetermined Rents, Redetermined Deductions, and Excess Interest” below.
•	If we should fail to satisfy the 75% gross income test or the 95% gross income test discussed below, due to reasonable cause and not due to willful neglect, and we maintain our qualification as a REIT as a result of specified cure provisions, we will be subject to a 100% tax on an amount equal to (1) the amount by which we fail the 75% gross income test or the amount by which we fail the 95% gross income test (whichever is greater), multiplied by (2) a fraction intended to reflect our profitability.
•	If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests) described below, due to reasonable cause and not due to willful neglect, and we maintain our REIT qualification as a result of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.
•	If we fail to satisfy any requirement of the Code for qualifying as a REIT, other than a failure to satisfy the REIT gross income tests or asset tests, and the failure is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
•	If we should fail to distribute during each calendar year at least the sum of (1) 85% of our “REIT ordinary income” (i.e., “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet certain record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Requirements for Qualification — General.”

•	If we acquire any asset from a subchapter C corporation in a transaction in which gain or loss is not recognized, and we subsequently recognize gain on the disposition of any such asset during the ten-year period (to which we refer in this section as the “Recognition Period”) beginning on the date on which we acquire the asset, then the excess of (1) the fair market value of the asset as of the beginning of the Recognition Period, over (2) our adjusted basis in such asset as of the beginning of such Recognition Period (to which we refer in this section as “Built-in Gain”) will generally be (with certain adjustments) subject to tax at the highest corporate income tax rate. Similar rules would apply if within the ten-year period beginning on the first day of a taxable year for which we re-qualify as a REIT after being subject to tax as a corporation under subchapter C of the Code for more than two years we were to dispose of any assets that we held on such first day.
•	Certain of our subsidiaries are corporations and their earnings are subject to corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes, and state and local income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not currently contemplated.

Requirements for Qualification — General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;
(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons;
(6)	not more than 50% in value of the outstanding stock of which is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities) during the last half of each taxable year; and
(7)	that meets other tests described below, including tests with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. We believe that we have been organized and operated in a manner that has allowed us to satisfy the requirements set forth in (1) through (7) above. In addition, our Articles currently includes certain restrictions regarding transfer of our shares of capital stock which are intended (among other things) to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of such shares (that is, the persons required to include in gross income the dividends we paid). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Our failure to comply with these record-keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, we may not elect to become a REIT unless our taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  In the case of a REIT that is a partner in a partnership (treating, as a partner of a partnership for this purpose, a member of a limited liability company that is classified as a partnership for federal income tax purposes), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership, and the REIT will be deemed to be entitled to the income of the partnership attributable to such share. The character of the assets and gross income of the partnership (determined at the level of the partnership) are the same in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests described below. Accordingly, our proportionate share of the assets, liabilities, and items of income of the Operating Partnership and our other subsidiary partnerships (provided that the subsidiary partnerships are not taxable as corporations for federal income tax purposes) is treated as our assets, liabilities and items of income for purposes of applying the requirements described in this summary (including the gross income and asset tests described below). One exception to the rule described above is that, for purposes of the prohibition against holding securities having a value greater than 10% of the total value of the outstanding securities of any one issuer discussed under “— Asset Tests” below, a REIT’s proportionate share of any securities held by a partnership is not based solely on its capital interest in the partnership but also includes its interest (as a creditor) in certain debt securities of the partnership (excluding “straight debt” and certain other securities described under “— Asset Tests” below). A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investment in the Operating Partnership.”

Disregarded Subsidiaries.  If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of applying the gross income and asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” (described below), that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities we wholly own, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of applying the REIT income and asset tests described below. Disregarded subsidiaries, along with our subsidiary partnerships, are sometimes referred to as “pass-through subsidiaries.” In the event that any of our disregarded subsidiaries ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or one of our other disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% (as measured by either voting power or value) of the securities of any one issuer. See “— Income Tests” and “— Asset Tests” below.

Taxable Subsidiaries.  A REIT may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a “taxable REIT subsidiary” of the REIT. (A taxable REIT subsidiary is referred to in this section as a “TRS.”) In addition, a corporation (other than a REIT or qualified REIT subsidiary) is treated as a TRS if a TRS of a REIT owns directly or indirectly securities possessing more than 35% of the total voting power, or having more than 35% of the total value, of the outstanding securities of the corporation. We have interests in several corporations treated as TRSs. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, our TRSs are subject to corporate income tax on their earnings, and this may reduce the aggregate cash flow that we and our subsidiaries generate and thus our ability to make distributions to our shareholders.

A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any undistributed income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes, as income, any dividends that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and undistributed income of taxable subsidiary corporations in determining the parent’s compliance with the REIT requirements, these entities may be used by the parent REIT indirectly to undertake activities that the applicable rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income, such as management fees, that do not qualify under the 75% and 95% gross income tests described below).

In addition, certain sections of the Code that are intended to ensure that transactions between a parent REIT and its TRS occur at arm’s length and on commercially reasonably terms may prevent a TRS from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must derive from (1) investments in real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, or (2) certain kinds of temporary investment of new capital. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must derive from some combination of such income from investments in real property and temporary investment of new capital (that is, income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

From time to time, we enter into transactions, such as interest rate swaps, that hedge our risk with respect to one or more of our assets or liabilities. Any income we derive from “hedging transactions” entered into prior to July 31, 2008, will be nonqualifying income for purposes of the 75% gross income test. Income from “hedging transactions” that are clearly identified in the manner specified by the Code will not constitute gross income, and will not be counted, for purposes of the 75% gross income test if entered into by us on or after July 31, 2008, and will not constitute gross income, and will not be counted, for purposes of the 95% gross income test if entered into by us on or after January 1, 2005. The term “hedging transaction,” as used above, generally means any transaction into which we enter in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us in order to acquire or carry real estate assets. We intend to structure our hedging activities in a manner that does not jeopardize our status as a REIT.

For purposes of satisfying the 75% and 95% gross income tests, “rents from real property” generally include rents from interests in real property, charges for services customarily furnished or rendered in connection with the rental of real property (whether or not such charges are separately stated), and rent attributable to personal property which is leased under, or in connection with, a lease of real property. However, the inclusion of these items as rents from real property is subject to the conditions described immediately below.

•	Any amount received or accrued, directly or indirectly, with respect to any real or personal property cannot be based in whole or in part on the income or profits of any person from such property. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, amounts received or accrued based on income or profits do not include amounts received from a tenant based on the tenant’s income from the property if the tenant derives substantially all of its income with respect to such property from leasing or subleasing substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by the REIT.
•	Amounts received from a tenant generally will not qualify as rents from real property in satisfying the gross income tests if the REIT directly, indirectly, or constructively owns, (1) in the case of a tenant which is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of a tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. (Such a tenant is referred to in this section as a “Related Party Tenant.”) Rents that we receive from a Related Party Tenant that is also a TRS of ours, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our TRS are substantially comparable to rents paid by our other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled” TRS is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as rents from real property. For purposes of this rule, a “controlled” TRS is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value.
•	If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. The determination of whether more than 15% of the rents received by a REIT from a property is attributable to personal property is based upon a comparison of the fair market value of the personal property leased by the tenant to the fair market value of all the property leased by the tenant.
•	Rents from real property do not include any amount received or accrued directly or indirectly by a REIT for services furnished or rendered to tenants of a property or for managing or operating a property, unless the services furnished or rendered, or management or operations provided, are of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code (that is, unless they are of a type “usually or customarily rendered in connection with the rental of space for occupancy only” or are not considered “primarily for the tenant’s convenience”). Services, management, or operations which, if provided by a tax-exempt organization, would give rise to unrelated business taxable income (referred to in this section as “Impermissible Tenant Services”) will not be treated as provided by the REIT if provided by either an “independent contractor” (as defined in the Code) who is adequately compensated and from whom the REIT does not derive any income, or by a TRS. If an amount received or accrued by a REIT for providing Impermissible Tenant Services to tenants of a property exceeds 1% of all amounts received or accrued by the REIT with respect to such property in any year, none of such amounts will constitute rents from real property. For purposes of this test, the income received from Impermissible Tenant Services is deemed to be at least 150% of the direct cost of providing the services. If the 1% threshold is not exceeded, only the amounts received for providing Impermissible Tenant Services will not constitute rents from real property.

Substantially all of our income derives from the Operating Partnership. The Operating Partnership’s income derives largely from rent attributable to our properties (which properties are referred to in this section as the “Properties”). The Operating Partnership also derives income from its TRSs insofar as they pay dividends on shares owned by the Operating Partnership. The Operating Partnership does not, and is not expected to, charge rent that is based in whole or in part on the income or profits of any person (but does charge rent based on a fixed percentage or percentages of receipts or sales). The Operating Partnership does not, and is not anticipated to, derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent.

In addition, we do not believe that we derive (through the Operating Partnership) rent from a Related Party Tenant. However, the determination of whether we own 10% or more (as measured by either voting power or value) of any tenant is made after the application of complex attribution rules under which we will be treated as owning interests in tenants that are owned by our “Ten Percent Shareholders.” In identifying our Ten Percent Shareholders, each individual or entity will be treated as owning shares held by related individuals and entities. Accordingly, we cannot be absolutely certain whether all Related Party Tenants have been or will be identified. Although rent derived from a Related Party Tenant will not qualify as rents from real property and, therefore, will not be qualifying income under the 75% or 95% gross income test, we believe that the aggregate amount of any such rental income (together with any other nonqualifying income) in any taxable year will not cause us to exceed the limits on nonqualifying income under such gross income tests.

The Operating Partnership provides certain services with respect to the Properties (and expects to provide such services with respect to any newly acquired properties) through certain TRSs. Because the services are provided through our TRSs, the provision of such services will not cause the amounts received by us (through our ownership interest in the Operating Partnership) with respect to the Properties to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests.

We may (through one or more pass-through subsidiaries) indirectly receive distributions from TRSs or other corporations that are neither REITs nor qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

In sum, our investment in real properties through the Operating Partnership and the provision of services with respect to those properties through TRSs, gives and will give rise mostly to rental income qualifying under the 75% and 95% gross income tests. Gains on sales of such properties, or of our interest in such properties or in the Operating Partnership, will generally qualify under the 75% and 95% gross income tests. We anticipate that income on our other investments will not result in our failing the 75% or 95% gross income test for any year.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we may avail ourselves of the relief provisions if: (1) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations to be issued; and (2) our failure to meet the test was due to reasonable cause and not due to willful neglect. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of REITs in General,” even if these relief provisions apply, a tax would be imposed with respect to the excess nonqualifying gross income.

Asset Tests

At the close of each calendar quarter of our taxable year, we must also satisfy the following four tests relating to the nature of our assets. For purposes of each of these tests, our assets are deemed to include the assets of any disregarded subsidiary and our share of the assets of any subsidiary partnership, such as the Operating Partnership.

•	At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans.
•	The aggregate value of all securities of TRSs we hold may not exceed 25% of the value of our total assets.
•	The value of any one issuer’s securities owned by us may not exceed 5% of the value of our assets. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.”
•	We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.” In addition, solely for purposes of the 10% value test, certain types of securities, including certain “straight debt” securities, are disregarded.

No securities issued by a corporation or partnership will qualify as “straight debt” if we own (or a TRS in which we own a greater than 50% interest, as measured by vote or value owns) other securities of such issuer that represent more than 1% of the total value of all securities of such issuer.

Debt instruments issued by a partnership that do not qualify as “straight debt” are (1) not subject to the 10% value test to the extent of our interest as a partner in that partnership and (2) completely excluded from the 10% value test if at least 75% of the partnership’s gross income (excluding income from “prohibited transactions”) consists of income qualifying under the 75% gross income test. In addition, the 10% value test does not apply to (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between us and certain persons related to us), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, and (5) any security issued by another REIT.

Commencing with our taxable year which began January 1, 2005, we are deemed to own, for purposes of the 10% value test, the securities held by a partnership based on our proportionate interest in any securities issued by the partnership (excluding “straight debt” and the securities described in the last sentence of the preceding paragraph). Thus, our proportionate share is not based solely on our capital interest in the partnership but also includes our interest in certain debt securities issued by the partnership.

After meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we maintain adequate records with respect to the nature and value of our assets to enable us to comply with the asset tests and to enable us to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance. There can be no assurance, however, that we will always successfully take such action.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000 and (2) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described in the preceding sentence, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets or the taking of other actions that allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS. Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any calendar quarter with respect to which re-testing is to occur, there can be no assurance that we will always be successful or that a reduction in our overall interest in an issuer (including a TRS) will not be required. If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See “— Failure to Qualify” below.

We believe that our holdings of securities and other assets have complied and will continue to comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that we fail to meet the REIT asset requirements by reason of our interests in our subsidiaries or in the securities of other issuers or for some other reason.

Annual Distribution Requirement

To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders each year in an amount at least equal to: (1) the sum of (a) 90% of our “REIT taxable income” (which is our taxable income exclusive of net income from foreclosure property, and with certain other adjustments) but computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the excess of our net income, if any, from “foreclosure property” (described below) over the tax imposed on that income; minus (2) the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if the distributions are declared before we timely file our tax return for the taxable year to which they relate, the distributions are paid on or before the first regular dividend payment after such declaration, and we make an election to treat the distributions as relating to the prior taxable year. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among different classes of shares as set forth in our organizational documents. In addition, any dividend we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income” (computed without regard to the dividends paid deduction and with certain adjustments), we will be subject to tax at ordinary corporate rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax we paid. Our shareholders would then increase the adjusted basis of their shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

Net operating losses that we are allowed to carry forward from prior tax years may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of the shareholders, of any distributions that are actually made by us, which are generally taxable to the shareholders as dividends to the extent that we have current or accumulated earnings and profits. See “Federal Income Taxation of Shareholders — Federal Income Taxation of Taxable Domestic Shareholders — Distributions” below.

If we fail to distribute during each calendar year at least the sum of: (1) 85% of our “REIT ordinary income” (i.e. “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for that year; (2) 95% of our REIT capital gain net income for that year; and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level. We believe that we have made, and intend to continue to make, distributions in such a manner so as not to be subject to the 4% excise tax.

We intend to make timely distributions sufficient to satisfy the annual distribution requirement. In this regard, the partnership agreement of the Operating Partnership provides that we, as general partner, must use our best efforts to cause the Operating Partnership to distribute to its partners amounts sufficient to permit us to meet this distribution requirement. It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, as a result of timing differences between the actual receipt of cash (including distributions from the Operating Partnership) and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our “REIT taxable income” on the other hand. To avoid any failure to comply with the 90% distribution requirement, we will closely monitor the relationship between our “REIT taxable income” and cash flow, and if necessary, will borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement.

Under certain circumstances, we may be able to cure a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid both losing our REIT status and being taxed on amounts distributed as deficiency dividends. We will be required to pay interest, however, based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

Specified cure provisions are available to us in the event that we violate a provision of the Code that would otherwise result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as dividends and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year of termination of our REIT status. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Prohibited Transactions

Net income derived from a “prohibited transaction” is subject to a 100% excise tax. The term “prohibited transaction” includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Operating Partnership owns interests in real property that is situated on the periphery of certain of the Properties. We and the Operating Partnership believe that this peripheral property is not held primarily for sale to customers and that the sale of such peripheral property will not be in the ordinary course of the Operating Partnership’s business. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held primarily for sale to customers, and that a sale of any such asset will not be a prohibited transaction subject to the 100% excise tax. Whether property is held primarily for sale to customers in the ordinary course of our business depends, however, on the facts and circumstances as they exist from time to time, including those relating to a particular property. As a result, no assurance can be given that the IRS will not recharacterize property we own as property held primarily for sale to customers in the ordinary course of our business, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. In the event we determine that a property, the ultimate sale of which is expected to result in taxable gain, will be regarded as held primarily for sale to customers in the ordinary course of trade or business, we intend to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “— Effect of Subsidiary Entities — Taxable Subsidiaries.”

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT’s having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the loan or lease related to which was acquired by the REIT at a time when default was not imminent or anticipated, and (3) that such REIT makes a proper election to treat as foreclosure property. REITs are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute dealer property (i.e., property held primarily for sale to customers in the ordinary course of business) in the hands of the selling REIT.

Redetermined Rents, Redetermined Deductions, and Excess Interest

Any redetermined rents, redetermined deductions, or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a TRS to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been charged based on arm’s length negotiations. Under “safe harbor” provisions of the Code, rents we receive from tenants of a property will not constitute redetermined rents (by reason of the performance of services by any TRS to such tenants) if:

•	So much of such amounts as constitutes impermissible tenant service income does not exceed 1% of all amounts received or accrued during the year with respect to the property;
•	The TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;
•	Rents paid by tenants leasing at least 25% of the net leasable space in the property who are not receiving services from the TRS are substantially comparable to the rents paid by tenants leasing comparable space who are receiving such services from the TRS and the charge for the services is separately stated; or
•	The TRS’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

Tax Aspects of Investment in the Operating Partnership

General

We hold a direct interest in the Operating Partnership and, through the Operating Partnership, hold an indirect interest in certain other partnerships and in limited liability companies classified as partnerships for federal income tax purposes (which, together, are referred to in this section as the “Partnerships”). In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the foregoing partnership items in computing our “REIT taxable income.” See “Taxation of the Company — Income Tests” above. Any resultant increase in our “REIT taxable income” will increase the amount we must distribute to satisfy the REIT distribution requirement (see “Taxation of the Company — Annual Distribution Requirement” above) but will generally not be subject to federal income tax in our hands provided that we distribute such income to our shareholders.

Entity Classification

Our interests in the Partnerships involve special tax considerations, including the possibility of a challenge by the IRS to the status of the Operating Partnership or any other Partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. In general, under certain Treasury Regulations which became effective January 1, 1997 (referred to in this section as the “Check-the-Box Regulations”), an unincorporated entity with at least two members may elect to be classified either as a corporation or as a partnership for federal income tax purposes. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. For such an entity that was in existence prior to January 1, 1997, such as the Operating Partnership and some of the other Partnerships, the entity will have the same classification (unless it elects otherwise) that it claimed under the rules in effect prior to the Check-the-Box Regulations. In addition, the federal income tax classification of an entity that was in existence prior to January 1, 1997 will be respected for all periods prior to January 1, 1997 if (1) the entity had a reasonable basis for its claimed classification, (2) the entity and all members of the entity recognized the federal income tax consequences of any changes in the entity’s classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. We believe that the Operating Partnership and each of the other Partnerships that existed prior to January 1, 1997 reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997, and such classification should be respected for federal income tax purposes. Each of them intends to continue to be classified as a partnership for federal income tax purposes, and none of them intends to elect to be treated as an association taxable as a corporation under the Check-the-Box Regulations.

If the Operating Partnership or any of the other Partnerships were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change, which would likely preclude us from satisfying the asset tests and possibly the income tests (see “Taxation of the Company — Income Tests” and “Taxation of the Company — Asset Tests” above), and in turn would prevent us from qualifying as a REIT, unless we were eligible for relief under the relief provisions described above. See “Taxation of the Company — Failure to Qualify” above for discussion of the effect of our failure to satisfy the REIT tests for a taxable year. In addition, any change in the status of any of the Partnerships for federal income tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirement without receiving any cash.

Tax Allocations with Respect to the Properties

Pursuant to Section 704(c) of the Code and applicable Treasury Regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as the Properties contributed to the Operating Partnership by the limited partners of the Operating Partnership) must be allocated in such a manner that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss, respectively, associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (referred to in this section as the “Book-Tax Difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed with contributions of appreciated property (including the Properties contributed by the limited partners of the Operating Partnership). Consequently, the Operating Partnership’s partnership agreement requires allocations to be made in a manner consistent with Section 704(c) of the Code and the applicable Treasury Regulations. If a partner contributes cash to a partnership at a time when the partnership holds appreciated (or depreciated) property, the applicable Treasury Regulations provide for a similar allocation of these items to the other (that is, the pre-existing) partners. These rules may apply to any contribution by us to the Operating Partnership or the other Partnerships of cash proceeds received from offerings of our securities, including any offering of common shares, preferred shares, or warrants contemplated by this prospectus.

In general, the partners that contributed appreciated Properties to the Partnerships will be allocated less depreciation, and increased taxable gain on sale, of such Properties. This will tend to eliminate the Book-Tax Difference. However, the special allocation rules of Section 704(c) and the applicable Treasury Regulations do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable Treasury Regulations, special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating such deductions to the non-contributing partners (for example, to us) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners who contributed the property. The Partnerships have generally elected the “traditional method” of rectifying the Book-Tax Difference under the applicable Treasury Regulations, pursuant to which if depreciation deductions are less than the non-contributing partners’ share of book depreciation, then the non-contributing partners lose the benefit of the tax deductions to the extent of the difference. When the property is sold, the resulting tax gain is used to the extent possible to eliminate any remaining Book-Tax Difference. Under the traditional method, it is possible that the carryover basis of the contributed assets in the hands of a Partnership may cause us to be allocated less depreciation and other deductions than would otherwise be allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirement. See “Taxation of the Company — Annual Distribution Requirement” above.

With respect to property purchased by (and not contributed to) the Operating Partnership, such property will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code and the applicable Treasury Regulations will not apply unless such property is subsequently revalued for capital accounting purposes under applicable Treasury Regulations.

Sale of the Properties

The Partnerships intend to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties and other shopping centers and to make such occasional sales of the Properties as are consistent with our investment objectives. Based primarily on such investment objectives, we believe that the Properties should not be considered dealer property (i.e., property held for sale to customers in the ordinary course of business). Whether property is dealer property is a question of fact that depends on the particular facts and circumstances with respect to the particular transaction. No assurance can be given that any property sold by us or any of our Partnerships will not be dealer property, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. Our share of any gain realized by the Operating Partnership or any other Partnership on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Taxation of the Company — Prohibited Transactions” above. In the event we determine that a property, the ultimate sale of which is expected to result in taxable gain, will be held primarily for sale to customers in the ordinary course of a trade or business, we intend to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “— Effect of Subsidiary Entities — Taxable Subsidiaries.”

Federal Income Taxation of Shareholders

Federal Income Taxation of Taxable Domestic Shareholders

Distributions.  As a result of our status as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. The maximum federal income tax rate applicable to corporations is 35% and that applicable to ordinary income of individuals is currently 39.6%.

The maximum individual rate of tax on dividends and long-term capital gains is generally 20%. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our dividends are generally not eligible for this 20% tax rate on dividends. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rates applicable to ordinary income. However, the 20% tax rate will generally apply to:

•	our dividends attributable to dividends received by us from non-REIT corporations, such as TRSs;
•	our dividends attributable to our REIT taxable income in the prior taxable year on which we were subject to corporate level income tax (net of the amount of such tax); and
•	our dividends attributable to income in the prior taxable year from the sale of appreciated (i.e., Built-in Gain) property acquired by us from “C” corporations in carryover basis transactions or held by us on the first day of a taxable year for which we first re-qualify as a REIT after being subject to tax as a “C” corporation for more than two years (net of the amount of corporate tax on such income).

Distributions that are designated as capital gain dividends will be taxed to shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. A similar treatment will apply to long-term capital gains we retain, to the extent that we elect the application of provisions of the Code that treat shareholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to shareholders a corresponding credit for taxes paid by the REIT on such retained capital gains. Corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of shareholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. Pursuant to Treasury Regulations to be promulgated by the U.S. Treasury Department, a portion of our distributions may be subject to the alternative minimum tax to the extent of our items of tax preference, if any, allocated to the shareholders.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s common or preferred shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of those common or preferred shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend we declare in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated both as paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

We may make distributions to shareholders paid in common or preferred shares that are intended to be treated as dividends for federal income tax purposes. In that event, our shareholders would generally have taxable income with respect to such distributions of our common or preferred shares and may have tax liability by reason of such distributions in excess of the cash (if any) that is received by them.

In determining the extent to which a distribution with respect to our shares constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares and then to our common shares. In addition, the IRS has taken the position in published guidance that if a REIT has two classes of shares, the amount of any particular type of income (including net capital gain) allocated to each class in any year cannot exceed such class’s proportionate share of such income based on the total dividends paid to each class for such year. Consequently, if both common shares and preferred shares are outstanding, particular types of income will be allocated in accordance with the classes’ proportionate shares of such income. Thus, net capital gain will be allocated between holders of common shares and holders of preferred shares, if any, in proportion to the total dividends paid to each class during the taxable year, or otherwise as required by applicable law.

Net operating losses and capital losses that we are allowed to carry forward from prior tax years may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of the Company — Annual Distribution Requirement” above. Such losses, however, are not passed through to our shareholders and do not offset income of shareholders from other sources, nor do they affect the character of any distributions that we actually make, which are generally taxable to our shareholders as dividends to the extent that we have current or accumulated earnings and profits.

We will be treated as having sufficient earnings and profits for a year to treat as a dividend any distribution we make for such year up to the amount required to be distributed in order to avoid imposition of the 4% federal excise tax discussed in “Taxation of the Company — Taxation of REITs in General” above. As a result, taxable domestic shareholders may be required to treat certain distributions as taxable dividends even though we may have no overall, accumulated earnings and profits. Moreover, any “deficiency dividend,” which is a dividend to our current shareholders that is permitted to relate back to a year for which the IRS determines a deficiency in order to satisfy the distribution requirement for that year, will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be) regardless of our earnings and profits for the year in which we pay the deficiency dividend.

Certain domestic non-corporate taxpayers may also be subject to an additional tax of 3.8% with respect to dividends on our shares of capital stock. See “Material Federal Income Tax Considerations — Federal Income Taxation of Shareholders — Disposition of Common and Preferred Shares — Medicare Tax.”

Disposition of Common and Preferred Shares

In general, capital gains recognized by individuals and other non-corporate shareholders upon the sale or disposition of common or preferred shares will be subject to a maximum federal income tax rate of 20% (applicable to long-term capital gains) if the shares are held for more than 12 months, and will be taxed at rates of up to 39.6% (applicable to short-term capital gains) if the shares are held for 12 months or less. Gains recognized by shareholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of shares held for more than one year at the time of disposition will be considered long-term capital losses, which are generally available first to offset long-term capital gain (which is taxed at capital gain rates) and then short-term capital gain (which is taxed at ordinary income rates) of the shareholder, but not ordinary income of the shareholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). Capital losses recognized by a shareholder upon the disposition of shares held for not more than one year are considered short-term capital losses and are generally available first to offset short-term capital gain and then long-term capital gain of the shareholder, but not ordinary income of the shareholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares by a shareholder who has held the shares for six months or less, after applying certain holding period rules, will be treated as long-term capital loss to the extent of distributions received from us that are required to be treated by the shareholder as long-term capital gain.

Certain domestic non-corporate taxpayers may also be subject to an additional tax of 3.8% with respect to capital gains from the disposition of our shares of capital stock. See “Material Federal Income Tax Considerations — Federal Income Taxation of Shareholders — Disposition of Common and Preferred Shares — Medicare Tax.”

If a holder of common or preferred shares recognizes a loss upon a disposition of those shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply to require a disclosure filing with the IRS concerning the loss-generating transaction. While these regulations are directed toward “tax shelters,” they are quite broad, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. Prospective shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of common or preferred shares, or transactions that might be undertaken directly or indirectly by us. Moreover, prospective shareholders should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

A redemption of preferred shares will be treated under Section 302 of the Code as a dividend subject to tax as such (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the preferred shares. The redemption will satisfy such test if it (1) is “substantially disproportionate” with respect to the holder (which will not be the case if only preferred shares are redeemed, since preferred shares generally do not have voting rights), (2) results in a “complete termination” of the shareholder’s stock interest in us, or (3) is not “essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of preferred shares will depend upon the facts and circumstances as of the time the determination is made, prospective shareholders are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred shares is not treated as a distribution taxable as a dividend to a particular shareholder, it will be treated, as to that shareholder, as a taxable sale or exchange. As a result, such shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated but unpaid dividends that we are legally obligated to pay at the time of the redemption, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits), and (2) the shareholder’s adjusted basis in the preferred shares for tax purposes. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of the redemption, the shares were held for more than 12 months.

If a redemption of preferred shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the shareholder. The shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to the shareholder’s remaining shares of our capital stock, if any. If, however, the shareholder has no remaining shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Redemption Premium on Preferred Shares.  If the redemption price of preferred shares that are subject to redemption exceeds their issue price (such excess referred to in this section as a “redemption premium”), in certain situations the entire amount of the redemption premium will be treated as being distributed to the holder of such shares, on an economic accrual basis, over the period from issuance of such shares until the date the shares are first redeemable (such deemed distribution referred to in this section as a “constructive distribution”). A constructive distribution may occur only if the preferred shares are subject to a redemption premium, and only if (1) we are required to redeem the shares at a specified time, (2) the holder of the shares has the option to require us to redeem the shares, or (3) we have the right to redeem the shares, but only if under applicable regulations, redemption pursuant to that right is more likely than not to occur. See the applicable prospectus supplement for further information regarding the possible tax treatment of redemption premiums with respect to any such preferred shares offered by such prospective supplement.

Passive Activity Loss and Investment Interest Limitations.  Taxable dividends that we distribute and gain from the disposition of common or preferred shares will not be treated as passive activity income and, therefore, shareholders subject to the limitation on the use of “passive losses” will not be able to apply passive losses against such income. Shareholders may elect to treat capital gain dividends, capital gains from the disposition of shares and qualified dividend income as investment income for purposes of computing the limitation on the deductibility of investment interest, but in such case the shareholder will be taxed at ordinary income rates on those amounts. Other distributions made by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of computing the investment interest limitation.

Medicare Tax.  Certain domestic shareholders who are individuals, estates or trusts will be required to pay a 3.8% Medicare tax with respect to, inter alia, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. Prospective shareholders should consult their tax advisors regarding the applicability of this tax to any income and gains in respect of an investment in our common or preferred shares.

Convertible Preferred Shares.  See the applicable prospectus supplement for a discussion of any additional tax consequences to a domestic shareholder of investing in convertible preferred shares offered by such prospectus supplement.

Federal Income Taxation of Non-U.S. Shareholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of common and preferred shares applicable to “non-U.S. shareholders.” A non-U.S. shareholder is any holder of our shares who is a “foreign person.” For the purposes of this summary, a foreign person is any person other than:

•	a citizen or resident of the United States,
•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or of any state thereof, or the District of Columbia,

•	an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or
•	a trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

The following summary is based on current law and is for general information only. The summary addresses only selected and not all aspects of U.S. federal income taxation. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state, and local income tax and estate tax laws with regard to an investment in our shares, including any reporting requirements.

Ordinary Dividends.  The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of common or preferred shares. In cases where the dividend income from a non-U.S. shareholder’s investment in common or preferred shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. income tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends, and such income generally must be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. shareholder. Such income may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

As described above, we may make distributions paid in common or preferred shares that are intended to be treated as dividends for U.S. federal income tax purposes. If we are required to withhold an amount in excess of any cash that is distributed to non-U.S. shareholders along with the common or preferred shares, we may retain and sell some of the common or preferred shares that would otherwise be distributed in order to satisfy any withholding tax imposed on the distribution.

Non-Dividend Distributions.  Unless our common or preferred shares constitute a U.S. real property interest (referred to in this section as a “USRPI”), distributions by us that are not dividends out of our earnings and profits will generally not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common or preferred shares constitute a USRPI, as discussed below under “— Dispositions of Common or Preferred Shares,” then distributions by us in excess of the sum of our earnings and profits plus the shareholder’s basis in its shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (which is referred to in this section as “FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (that is, an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends.  Distributions that are attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (referred to in this section as “USRPI capital gains”) that are paid with respect to any class of shares which is regularly traded on an established securities market located in the United States and that are made to a non-U.S. shareholder who does not own more than 5% of the class of shares at any time during the one-year period ending on the date of distribution will be treated as a regular distribution by us, and these distributions will be treated as ordinary dividend distributions. A distribution of USRPI capital gains made by us to non-U.S. shareholders owning more than 5% of the class of shares in respect of which the distribution is made will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. income tax at the rates applicable to

U.S. individuals or corporations, as the case may be (subject to alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend. In the case of such a greater than 5% non-U.S. shareholder, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (or lower tax treaty rate, if applicable) in the hands of a non-U.S. shareholder that is a corporation.

Distributions to a non-U.S. shareholder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation unless: (1) the investment in our shares is treated as effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that a non-U.S. shareholder that is a foreign corporation may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable), or (2) the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (unless a lower tax treaty rate applies).

Retained Net Capital Gains.  Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as our actual distributions of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to claim as a credit against its U.S. federal income tax liability, its proportionate share of the tax paid by us on the retained capital gains, and to obtain from the IRS a refund to the extent its proportionate share of the tax paid by us exceeds its actual U.S. federal income tax liability.

Dispositions of Common or Preferred Shares.  Unless our common or preferred shares constitute a USRPI, a sale of such shares by a non-U.S. shareholder generally will not be subject to U.S. taxation under FIRPTA. The shares will not constitute a USRPI if we are a “domestically-controlled REIT.” A domestically-controlled REIT is a REIT less than 50% in value of the shares of which is held directly or indirectly by non-U.S. shareholders at all times during a prescribed testing period. We believe that we are, and we expect to continue to be, a domestically-controlled REIT and, therefore, the sale of our common or preferred shares by non-U.S. shareholders is not expected to be subject to taxation under FIRPTA. Because our shares are publicly traded, however, no assurance can be given that we are or will be a domestically-controlled REIT.

In the event that we do not constitute a domestically-controlled REIT, a non-U.S. shareholder’s sale of common or preferred shares nonetheless will not constitute a USRPI and accordingly would not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the shares are of a class that are “regularly traded” as defined by applicable Treasury Regulations, on an established securities market, and (2) the selling non-U.S. shareholder held 5% or less of such class of shares at all times during a prescribed testing period. In addition, if (1) our preferred shares are not “regularly traded” on an established securities market, (2) our common shares are “regularly traded” on an established securities market, and (3) the applicable non-U.S. shareholder has not, at the time it acquires preferred shares, and at certain other times described in the applicable Treasury Regulations, directly or indirectly held preferred shares (and in certain cases other direct or indirect interests in our shares) that had a fair market value in excess of 5% of the fair market value of all of our outstanding common shares, then such non-U.S. shareholder’s sale of our preferred shares generally would not be a USRPI and accordingly would not be subject to tax under FIRPTA as a sale of a USRPI. We believe that our common shares are, and expect them to continue to be, “regularly traded” on an established securities market.

If gain on the sale of common or preferred shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could, unless the shares are of a class that are “regularly traded”

(as defined by applicable Treasury Regulations) on an established securities market, be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of common or preferred shares that would not be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (1) if the gain is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder and, where a treaty applies, such trade or business is conducted through a permanent establishment in the U.S., then the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that the non-U.S. shareholder may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable) if it is a foreign corporation, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to tax on the individual’s capital gain at a 30% rate (or lower tax treaty rate, if applicable).

Convertible Preferred Shares.  See the applicable prospectus supplement for a discussion of any additional tax consequences to a non-U.S. shareholder of investing in convertible preferred shares offered by such prospectus supplement.

Federal Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (which is referred to in this section as “UBTI”). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held its common or preferred shares as “debt financed property” within the meaning of the Code (that is, property the acquisition of which is financed through a borrowing by the tax-exempt shareholder), and (2) the shares are not otherwise used in an unrelated trade or business, we believe that distributions from us and income from the sale of our shares should not give rise to UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (9), (17) and (20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust that owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our shares, or (2) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares. We believe that we currently are not a pension-held REIT. Because our shares are publicly traded, however, no assurance can be given that we are not (or will not be) a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of an investment in our common or preferred shares.

Federal Income Taxation of Warrants

A holder who receives shares upon the exercise of a warrant should not recognize gain or loss except to the extent of any cash received for fractional shares. Except to the extent of any cash so received, such a holder would have a tax basis in the shares acquired pursuant to a warrant equal to the amount of the purchase price paid for (or, if the warrant is purchased as part of an “investment unit,” allocated to) the warrant plus the amount paid for the shares pursuant to the warrant. The holding period for the shares acquired pursuant to a warrant would begin on the date of exercise. Upon the subsequent sale of shares acquired pursuant to a warrant or upon a sale of a warrant, the holder thereof would generally recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and its tax basis in such shares or warrant, as the case may be. The foregoing assumes that warrants will not be held as a hedge, straddle or as a similar offsetting position with respect to our shares and that Section 1092 of the Code will not apply.

Other Tax Considerations

Information Reporting Requirements and Backup Withholding Tax

Under certain circumstances, holders of our securities may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our securities. Backup withholding will apply only if the holder (1) fails to furnish its taxpayer identification number, referred to in this section as a “TIN” (which, for an individual, would be his or her social security number), (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalty of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Prospective investors should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a holder of our securities will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to, or gross proceeds from our redemption of shares or other securities from, any holders who fail to certify their non-foreign status, if applicable.

Additional issues may arise pertaining to information reporting and backup withholding with respect to foreign investors, and foreign investors should consult their tax advisors with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to foreign investors is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a foreign investor will be allowed as a credit against any U.S. federal income tax liability of such foreign investor. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

Additional U.S. Federal Income Tax Withholding Rules-Reporting and Withholding on Foreign Financial Accounts

Currently, certain foreign financial institutions and non-financial foreign entities are subject to a 30% U.S. federal withholding tax on dividends on our shares of capital stock unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government (or alternative procedures apply pursuant to an applicable intergovernmental agreement between the U.S. and the relevant foreign government) to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. In addition, if such disclosure requirements are not satisfied, withholding at a 30% rate on gross proceeds from the sale or other disposition of our shares of capital stock by such foreign financial institutions and non-financial foreign entities will generally begin after December 31, 2016. Under certain circumstances, a non-U.S. shareholder might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the possible implications of these withholding provisions on the acquisition, ownership, and disposition of our shares of capital stock. We will not pay any additional amounts in respect of any amounts withheld.

Dividend Reinvestment Plan

To the extent that a shareholder receives common shares or preferred shares pursuant to a dividend reinvestment plan, the federal income tax treatment of the shareholder and us will generally be the same as if the distribution had been made in cash. See “Federal Income Taxation of Shareholders” and “Taxation of the Company — Annual Distribution Requirement” above.

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in our securities.

State and Local Taxes

We are subject to state, local, or other taxation in various state, local, or other jurisdictions, including those in which we transact business or own property. In addition, a holder of our securities may be subject to state, local, or other taxation on our distributions in various state, local, or other jurisdictions, including the jurisdiction in which the holder resides. The tax treatment in such jurisdictions may differ from the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local, and other tax laws on their investment in our securities.

Additional Tax Consequences for Holders of Depositary Shares or Rights

See the applicable prospectus supplement for a discussion of any additional tax consequences for holders of depositary shares or rights offered by such prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;
•	directly to purchasers;
•	in a rights offering;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
•	through agents;
•	in block trades;
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other securityholders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price or initial public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

WHERE CAN YOU FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call l-800-SEC-0330 for further information on the operations at the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, DC upon payment of any fees prescribed by the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 26, 2014;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;
•	our Current Reports on Form 8-K filed on January 6, 2014, May 6, 2014, July 22, 2014, December 9, 2014 and January 8, 2015; and
•	the description of our common stock in our registration statement on Form 8-A filed on March 18, 1994, including any amendments and reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 15(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the accompanying prospectus supplement and any previously filed documents.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request. Requests should be directed to our Secretary, 70 E. Long Lake Road, Bloomfield Hills, Michigan 48304 (telephone number: (248) 737-4190). You may also obtain copies of these filings, at no cost, by accessing our website at www.agreerealty.com; however, the information found on our website is not considered part of this prospectus or any accompanying prospectus supplement.

EXPERTS

The audited consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting of Agree Realty Corporation as of and for the year ended December 31, 2013 appearing in Agree Realty Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, incorporated by reference in this registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements, financial statement schedule of Agree Realty Corporation as of December 31, 2012 and for the years ended December 31, 2012 and December 31, 2011 appearing in Agree Realty Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, incorporated by reference to this registration statement have been so incorporated by reference in reliance upon the reports of Baker Tilly Virchow Krause, LLP, independent public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters with respect to the validity of any shares of common stock or preferred stock offered by means of this prospectus and certain other legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland, and certain tax matters will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan.

2,250,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

RAYMOND JAMES

JEFFERIES

WELLS FARGO SECURITIES

May   , 2016